Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-176088

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 5, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 30, 2011)

2,140,000 shares

M/I Homes, Inc.

Common Shares

We are offering 2,140,000 of our common shares. We have granted the underwriters an option, exercisable for up to 30 days from the date of this prospectus supplement, to purchase up to 321,000 additional common shares at the public offering price less the underwriting discounts.

Our common shares are listed on the New York Stock Exchange under the symbol “MHO.” On March 4, 2013, the last reported sales price of our common shares on the New York Stock Exchange was $23.39 per share.

Concurrently with this offering, under a separate prospectus supplement, we are offering up to $50,000,000 aggregate principal amount of our     % Convertible Senior Subordinated Notes due 2018 (the “2018 Convertible Notes”). Neither this offering nor the offering of the 2018 Convertible Notes is contingent on the completion of the other.

	Per share	Total
Public offering price	$	$
Underwriting discounts	$	$
Proceeds to M/I Homes, Inc., before expenses	$	$

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common shares on or about                     , 2013.

Joint book-running managers

J.P. Morgan	Citigroup	Wells Fargo Securities

Lead manager

Zelman Partners LLC

Co-managers

The Huntington Investment Company	PNC Capital Markets LLC	Piper Jaffray

                    , 2013

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information or represent anything about us, our financial results or this offering that is not contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus supplement or the date of incorporation by reference, even though this prospectus supplement and the accompanying prospectus may be delivered or securities may be sold on a later date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common shares and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which information does not apply to the common shares we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “M/I,” “us,” “we,” “our” or the “Company” mean M/I Homes, Inc., an Ohio corporation, and our consolidated subsidiaries, except where it is made clear that the terms mean M/I Homes, Inc. only.

Unless otherwise indicated, all information in this prospectus supplement assumes the underwriters’ option to purchase additional shares will not be exercised.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

FORWARD-LOOKING STATEMENTS

Certain information contained or incorporated by reference in this prospectus supplement contains forward-looking statements, including, but not limited to, statements regarding our future financial performance and financial condition. Words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make or incorporate herein are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, but not limited to, those referred to below:

•

the homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial position and cash flows;

•

although the homebuilding industry generally experienced improved conditions in 2012 compared to those in effect during the recent downturn, a renewed deterioration in industry conditions or in broader economic conditions could have adverse effects on our business and results of operations;

•

increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations;

•	a reduction in the availability of mortgage financing, an increase in mortgage interest rates or increased down payment requirements could adversely affect our business;

•

if land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market;

•

our strategies in responding to the adverse conditions in the homebuilding industry over the past several years and the implementation of additional strategies may not be successful, despite signs of modest recovery in the housing industry in 2012;

•	our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines;

•	supply shortages and other risks related to the demand for skilled labor and building materials could increase costs and delay deliveries;

•	tax law changes could make home ownership more expensive or less attractive;

•	increases in our cancellations could have a negative impact on our gross margins from home sales and home sales revenue;

•	inflation can adversely affect us, particularly in a period of declining home sale prices;

•	our limited geographic diversification could adversely affect us if the homebuilding industry in our markets declines;

•	we may not be successful in integrating acquisitions or implementing our growth strategies;

•

we have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows;

•	the mortgage warehousing agreement of our financial services segment will expire in March 2013;

•	reduced numbers of home sales may force us to absorb additional carrying costs;

•	if our ability to resell mortgages to investors is impaired, we may be required to broker loans;

•	mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties;

•	we may not be able to benefit from net operating loss carryforwards;

•	our net operating loss carryforwards could be substantially limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code;

•	our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor;

•

the terms of our indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our indebtedness;

•	our indebtedness could adversely affect our financial condition, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our indebtedness;

•	in the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows;

•	we can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines;

•	because of the seasonal nature of our business, our quarterly operating results can fluctuate;

•	product liability litigation and warranty claims that arise in the ordinary course of business may be costly;

•	our subcontractors can expose us to warranty costs and other risks;

•	natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas;

•	we are subject to extensive government regulations, which could restrict our homebuilding or financial services business and cause us to incur significant expense;

•	new government regulations may make it more difficult for potential purchasers to finance home purchases and may reduce the number of mortgage loans our financial services segment makes;

•	information technology failures and data security breaches could harm our business;

•	we are dependent on the services of certain key employees, and the loss of their services could hurt our business; and

•	such other factors as may be described from time to time in our filings with the Securities and Exchange Commission (the “SEC”).

The factors identified in this section are not intended to represent a complete list of all the factors that could adversely affect our business, operating results, financial condition or cash flows. Other factors not presently known to us or that we currently deem immaterial to us may also have an adverse effect on our business, operating results, financial condition or cash flows, and the factors we have identified could affect us to a greater extent than we currently anticipate. Many of the important factors that will determine our future financial performance and financial condition are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings and reports with the SEC should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our common shares. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the financial data and related notes and the “Risk Factors” sections, before making an investment decision.

The Company

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes. We were incorporated, through predecessor entities, in 1973 and commenced homebuilding activities in 1976. Since that time, we have sold and delivered over 83,000 homes. We design, market, construct and sell single-family homes, attached townhomes and condominiums to first-time, move-up, empty-nester and luxury buyers under the M/I Homes, Showcase Homes and Triumph Homes trade names.

Our homes are sold in the following geographic markets: Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Tampa and Orlando, Florida; Austin, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C. We support our homebuilding operations by providing mortgage financing services through our wholly-owned subsidiary, M/I Financial Corp. (“M/I Financial”), and title services through subsidiaries that are either wholly- or majority-owned by us.

Our financial reporting segments consist of: Midwest homebuilding; Southern homebuilding; Mid-Atlantic homebuilding; and financial services. Our homebuilding operations comprise the most substantial part of our business, representing 97% of consolidated revenue for the year ended December 31, 2012. Our financial services operations generate revenue from originating and selling mortgages and collecting fees for title insurance and closing services.

For additional information regarding our business, financial condition, results of operations and cash flows, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus supplement.

Recent Developments

For the two months ended February 28, 2013, our new contracts were 599, a 33% increase over our 452 new contracts in the same period in 2012.

Concurrent Notes Offering

Concurrently with this offering of our common shares, under a separate prospectus supplement, we are offering up to $50,000,000 aggregate principal amount of our 2018 Convertible Notes ($57,500,000 aggregate principal amount of our 2018 Convertible Notes if the option granted to the underwriters to purchase up to an additional $7,500,000 aggregate principal amount of the 2018 Convertible Notes is exercised in full) in an underwritten public offering, which we refer to as the “notes offering.” Neither this offering nor the notes offering is contingent on the completion of the other. The foregoing description and other information regarding the notes offering is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any 2018 Convertible Notes in the notes offering.

Corporate Information

M/I Homes, Inc. is an Ohio corporation incorporated through predecessor entities in 1973. Our executive offices are located at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, and our telephone number is (614) 418-8000. Our website address is www.mihomes.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus supplement.

The Offering

The following summary contains basic information about this offering and our common shares. It may not contain all the information that is important to you. For a more complete understanding of our common shares, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock” and our articles of incorporation and code of regulations, copies of which have been filed with the SEC and are available upon request.

Issuer	M/I Homes, Inc.

Common Shares Offered	2,140,000

Common Shares Outstanding Immediately After the Offering	23,827,253 shares. The number of common shares outstanding immediately after the offering is based on the number of common shares outstanding at December 31, 2012, and excludes (1) 321,000 common shares that may be sold by us if the underwriters exercise their option in full, (2) 1,905,632 common shares underlying awards outstanding as of December 31, 2012 granted under our incentive compensation plans, (3) 2,415,914 common shares issuable upon the conversion of our outstanding 3.25% Convertible Senior Subordinated Notes due 2017 (the “2017 Convertible Notes”) and (4) assuming completion of the notes offering, the common shares issuable upon conversion of the 2018 Convertible Notes.

Use of Proceeds	We estimate that the net proceeds to us from the sale of (1) the common shares offered hereby will be approximately $47.3 million (or $54.4 million if the underwriters’ option to purchase up to 321,000 additional common shares is exercised in full) (assuming an offering price of $23.39 per share, the last reported sale price of our common shares on the New York Stock Exchange on March 4, 2013) and (2) the 2018 Convertible Notes offered pursuant to the concurrent notes offering will be approximately $47.8 million (or $55.0 million if the underwriters’ option to purchase up to an additional $7,500,000 aggregate principal amount of notes is exercised in full), in each case after deducting underwriting discounts and the estimated offering expenses payable by us. Of such net proceeds, we intend to use up to $50 million to redeem a portion of our outstanding 9.75% Series A Preferred Shares. To the extent that the total net proceeds of the concurrent offerings are less than the amounts estimated above, we intend to redeem a lesser amount (if any) of the 9.75% Series A Preferred Shares, and to the extent that the total net proceeds of the concurrent offerings are greater than the amounts estimated above, we may redeem a greater amount of the 9.75% Series A Preferred Shares. We intend to use the balance of such net proceeds for general corporate purposes, which may include acquisitions of land, land development, home construction, repayment of indebtedness or the payment of dividends on, or further redemptions of, our 9.75% Series A Preferred Shares. For more information, see “Use of Proceeds.”

Dividends	We have no immediate plans to pay dividends on our common shares. For more information, see “Price Range of Common Shares; Dividend Policy.”

Listing	Our common shares are listed on the New York Stock Exchange under the symbol “MHO.”

Concurrent Notes Offering	Concurrently with this offering of our common shares, under a separate prospectus supplement, we are offering up to $50,000,000 aggregate principal amount of our 2018 Convertible Notes ($57,500,000 aggregate principal amount of our 2018 Convertible Notes if the underwriters’ option to purchase up to an additional $7,500,000 aggregate principal amount of our 2018 Convertible Notes is exercised in full) in an underwritten public offering. Neither this offering nor the notes offering is contingent on the completion of the other. For more information, see “—Concurrent Notes Offering.”

Risk Factors	An investment in our common shares involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-8 of this prospectus supplement.

Summary Consolidated Financial Data

The following table sets forth summary consolidated financial data for the periods indicated. You should read the following summary consolidated financial data in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus supplement. The summary consolidated net income data for the fiscal years ended December 31, 2010, 2011 and 2012 and the summary consolidated balance sheet data as of December 31, 2010, 2011 and 2012 have been derived from our historical audited consolidated financial statements.

	Year Ended December 31,
(in thousands, except per share amounts)	2010	2011	2012
Net income data:
Revenue	$616,377	$566,424	$761,905
Land and housing costs(1)	511,408	467,130	610,540
Impairment of inventory and investment in unconsolidated LLCs	12,538	21,993	3,502

Gross margin	92,431	77,301	147,863
General and administrative expenses(2)	53,958	52,664	62,627
Selling expenses	48,084	43,534	56,406
Interest expense	9,415	15,005	16,071
Other loss(3)	8,378	—	—
Income (loss) before income taxes(4)	(27,404)	(33,902)	12,759
Benefit for income taxes(5)	(1,135)	(25)	(588)

Net income (loss)(5)(6)	$(26,269)	$(33,877)	$13,347

Net income (loss) available to common shareholders(5)(6)	$(26,269)	$(33,877)	$13,347

Per share data:
Earnings (loss) per share to common shareholders:
Basic(5)(6)	$(1.42)	$(1.81)	$0.68
Diluted(5)(6)	$(1.42)	$(1.81)	$0.67
Weighted average shares outstanding:
Basic	18,523	18,698	19,651
Diluted	18,523	18,698	19,891
Dividends per common share	$—	$—	$—

	December 31,
(in thousands)	2010	2011	2012
Balance sheet data:
Cash and cash equivalents	$81,208	$59,793	$145,498
Restricted cash(7)	41,923	41,334	8,680
Inventory	450,936	466,772	556,817
Total assets(8)	661,894	664,485	831,300
Notes payable bank-financial service operations	32,197	52,606	67,957
Notes payable banks-other	5,853	5,801	11,105
Total shareholders’ equity(5)	$303,491	$273,350	$335,428

(1)	Includes the following impact of charges related to the repair of certain homes in Florida where certain of our subcontractors installed defective imported drywall: $0.6 million for the year ended December 31, 2010. The years ended December 31, 2010 and December 31, 2012 also include recoveries of $2.4 million and $3.0 million, respectively, of such charges as a result of a settlement with a provider of certain of the defective imported drywall.

(2)	Includes the impact of write-off of land deposits and pre-acquisition costs of $0.6 million, $1.0 million and $0.3 million for the years ended December 31, 2010, 2011 and 2012, respectively.
(3)	Other loss is comprised of loss on early extinguishment of debt.
(4)	Includes the sum of the impact described in notes (1) and (2) above and the impairment of inventory and investment in unconsolidated LLCs for all periods presented.
(5)	Includes the impact of change in our net valuation allowances on our deferred tax assets of $10.8 million, $12.9 million and $(5.1) million for the years ended December 31, 2010, 2011 and 2012, respectively.
(6)	The charges in notes (1), (2) and (3) above, along with the impairment of inventory and investment in unconsolidated LLCs increased loss from continuing operations by $19.7 million and $23.0 million for the years ended December 31, 2010 and 2011, respectively, and decreased income from continuing operations by $0.8 million for the year ended December 31, 2012.
(7)	At December 31, 2010, 2011 and 2012, restricted cash primarily consisted of homebuilding cash the Company had designated as collateral in accordance with the secured credit agreements to which it is a party for the issuance of letters of credit outside of the Company’s secured revolving credit facility (the “Letter of Credit Facilities”). At December 31, 2011, restricted cash also included $25.0 million the Company was required to pledge as security to the lenders under the Company’s $140 million secured revolving credit facility (the “Credit Facility”). Restricted cash also included cash held in escrow of $3.1 million at December 31, 2010 and less than $0.2 million at December 31, 2011 and December 31, 2012.
(8)	Total assets at December 31, 2010, 2011 and 2012 include gross deferred tax assets of $127.9 million, $140.8 million and $135.7 million, respectively, that were fully reserved.

Summary Homebuilding Operations Data

The following table sets forth summary information by region regarding our homebuilding activities for the periods indicated. The following data has been derived from our unaudited financial records for the periods indicated.

	Year Ended December 31,
(Dollars in thousands)	2010	2011	2012
Midwest Region:
Homes delivered	1,296	991	1,113
New contracts, net	1,215	1,042	1,144
Backlog at end of period	336	387	418
Aggregate sales value of homes in backlog	$83,061	$100,096	$112,890

Southern Region:
Homes delivered	429	571	823
New contracts, net	461	607	966
Backlog at end of period	87	164	341
Aggregate sales value of homes in backlog	$19,006	$39,540	$95,529

Mid-Atlantic Region:
Homes delivered	709	716	829
New contracts, net	640	732	910
Backlog at end of period	109	125	206
Aggregate sales value of homes in backlog	$33,179	$41,019	$74,121

Total:
Homes delivered	2,434	2,278	2,765
New contracts, net	2,316	2,381	3,020
Backlog at end of period	532	676	965
Aggregate sales value of homes in backlog	$135,246	$180,655	$282,540

RISK FACTORS

An investment in our common shares involves material risks. You should carefully consider the risks set forth below, as well as the other information contained in this prospectus supplement and the accompanying prospectus, before deciding to invest in our common shares. The occurrence of any of the following risks could materially adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common shares could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, prospects, financial condition, results of operations and cash flows.

Risks Related to Our Business

Homebuilding Market and Economic Risks

The homebuilding industry is cyclical and affected by changes in general economic, real estate and other business conditions that could adversely affect our results of operations, financial position and cash flows.

Certain economic, real estate and other business conditions that have significant effects on the homebuilding industry include:

•	employment levels and job and personal income growth;

•	availability and pricing of financing for homebuyers;

•	short and long-term interest rates;

•	overall consumer confidence and the confidence of potential homebuyers in particular;

•	demographic trends;

•	housing demand from population growth, household formation and other demographic changes, among other factors;

•	U.S. and global financial system and credit market stability;

•	private party and governmental residential consumer mortgage loan programs, and federal and state regulation of lending and appraisal practices;

•	federal and state personal income tax rates and provisions, including provisions for the deduction of residential consumer mortgage loan interest payments and other expenses;

•

the supply of and prices for available new or existing homes (including lender-owned homes acquired through foreclosures and short sales) and other housing alternatives, such as apartments and other residential rental property;

•	homebuyer interest in our current or new product designs and community locations, and general consumer interest in purchasing a home compared to choosing other housing alternatives; and

•	real estate taxes.

These conditions may have an impact nationally, like the recent downturn, and may affect some of the regions or markets in which we operate more than others. When adverse conditions affect any of our larger markets, those conditions could have a proportionately greater impact on us than on some other homebuilding companies.

An oversupply of alternatives to new homes, including foreclosed homes, homes held for sale by investors and speculators, other existing homes and rental properties, can also reduce our ability to sell new homes, depress new home prices and reduce our margins on the sale of new homes. High levels of foreclosures and short-sales not only contribute to additional inventory available for sale, but also can reduce appraisal valuations for new homes, potentially resulting in lower sales prices.

Potential customers may be less willing or able to buy our homes if any of these conditions have a negative impact on the homebuilding industry. In the future, our pricing strategies may continue to be limited by market conditions. We may be unable to change the mix of our home offerings, reduce the costs of the homes we build or offer more affordable homes to maintain our gross margins or satisfactorily address changing market conditions in other ways. In addition, cancellations of home sales contracts in backlog may increase as homebuyers choose to not honor their contracts.

Our financial services business is closely related to our homebuilding business, as it originates mortgage loans principally on behalf of purchasers of the homes we build. A decrease in the demand for our homes because of the foregoing conditions may also adversely affect the financial results of this segment of our business. An increase in the default rate on the mortgages we originate may adversely affect our ability to sell the mortgages or the pricing we receive upon the sale of mortgages and may increase our potential exposure regarding those mortgage loan sales.

Although the homebuilding industry generally experienced improved conditions in 2012 compared to those in effect during the recent downturn, a renewed deterioration in industry conditions or in broader economic conditions could have adverse effects on our business and results of operations.

From 2006 through 2011, the homebuilding industry experienced one of its most severe downturns in U.S. history. Our recovery from the sustained downturn in the housing market was negatively impacted by its continuing effects, including more challenging mortgage loan qualification standards, significant reductions in home prices and land values and increased numbers of foreclosures and short-sales, all of which severely constrained demand for new homes, and resulted in significant inventory impairments and operating losses.

In the event of another downturn in the homebuilding and mortgage lending industries, or if the national economy weakens, we could experience declines in the market value of our inventory and demand for our homes, which could have a significantly negative impact on our gross margins from home sales and financial condition and results of operations.

Additionally, as a result of recent economic circumstances, we may be subject to increased counterparty risks, including banks under our letter of credit facilities and purchasers of mortgages originated by M/I Financial being unwilling or unable to perform the obligations they owe to us. To the extent a third party is unwilling or unable to perform the obligations it owes to us, our financial condition, results of operations and/or cash flows could be negatively impacted.

These conditions are complex and interrelated. We cannot predict their occurrence or severity, nor can we provide assurance that our responses to their impacts would be successful.

Increased competition levels in the homebuilding and mortgage lending industries could result in a reduction in our new contracts and homes delivered, along with decreases in the average sales prices of sold and delivered homes and/or decreased mortgage originations, which would have a negative impact on our results of operations.

The homebuilding industry is fragmented and highly competitive. We compete with numerous public and private homebuilders, including a number that are substantially larger than us and may have greater financial resources than we do. We also compete with subdivision developers and land development companies, some of which are themselves homebuilders or affiliates of homebuilders. Homebuilders compete for customers, land, building materials, subcontractor labor and desirable financing. Competition for home orders primarily is based upon home sales price, location of property, home style, financing available to prospective homebuyers, quality of homes built, customer service and general reputation in the community, and may vary by market, submarket and even by community. Additionally, competition within the homebuilding industry can be impacted through an excess supply of new and existing homes available for sale resulting from a number of factors including, among other things, increases in unsold started homes available for sale and increases in home foreclosures. Increased competition can cause us to decrease our home sales prices and/or increase home sales incentives in an effort to generate new home sales and maintain homes in backlog until they close. These competitive pressures may negatively impact our future financial and operating results.

Through our financial services operations, we also compete with numerous banks and other mortgage bankers and brokers, many of which are larger than us and may have greater financial resources than we do. Competitive factors that affect our consumer services operations include pricing, mortgage loan terms, underwriting criteria and customer service. To the extent that we are unable to adequately compete with other companies that originate mortgage loans, the results of operations from our mortgage operations may be negatively impacted.

A reduction in the availability of mortgage financing, an increase in mortgage interest rates or increased down payment requirements could adversely affect our business.

The mortgage lending industry continues to experience significant instability. Lenders, regulators and others have questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in prior years. Credit requirements tightened in the immediate aftermath of the financial crisis of 2007 and 2008, and investor demand for mortgage loans and mortgage-backed securities declined. The deterioration in credit quality has caused almost all lenders to eliminate subprime mortgages and most other loan products that are not eligible for sale to the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or that do not meet Federal Housing Administration (the “FHA”) and U.S. Department of Veterans Affairs (the “VA”) requirements. Fewer loan products and tighter loan qualification standards and down payment requirements have made it more difficult for many homebuyers to finance the purchase of our homes. These factors have reduced the pool of qualified homebuyers and made it more difficult to sell homes. These reductions in demand have adversely affected our business and financial results, and the duration and severity of the effects of the instability in the mortgage lending industry remain uncertain.

We believe that the liquidity provided by Fannie Mae and Freddie Mac to the mortgage industry has been very important to the housing market. The future of these entities is in question. Any reduction in the availability of the financing provided by these institutions could adversely affect interest rates, mortgage availability and our sales of new homes and origination of mortgage loans.

Because of the decline in the availability of other mortgage products, FHA and VA mortgage financing support has become a more important factor in marketing our homes. Increased demands on the FHA have resulted in a reduction of its cash reserves and additional regulations and requirements. This factor or any increases in down payment requirements or limitations or restrictions on the availability of FHA and VA financing support could adversely affect interest rates, mortgage availability and our sales of new homes and origination of mortgage loans.

Even if potential customers do not need financing, changes in the availability of mortgage products may make it harder for them to sell their current homes to potential buyers who need financing, which has in some cases led to lower demand for new homes.

If interest rates increase, the costs of owning a home will be affected and could reduce the demand for our homes. Similarly, potential changes to the tax code with respect to deduction of home mortgage interest payments or other changes may decrease affordability of and demand for homeownership.

Many of our homebuyers obtain financing for their home purchases from our M/I Financial subsidiary. If, due to the factors discussed above, M/I Financial is limited in making or unable to make loan products available to our homebuyers, our home sales and our homebuilding and financial services results of operations may be adversely affected.

If land is not available at reasonable prices or terms, our homes sales revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market.

Our operations depend on our ability to obtain land for the development of our communities at reasonable prices and with terms that meet our underwriting criteria. Our ability to obtain land for new communities may be adversely affected by changes in the general availability of land, the willingness of land sellers to sell land at reasonable prices, competition for available land, availability of financing to acquire land, zoning, regulations that limit housing density and other market conditions. If the supply of land, and especially finished lots, appropriate for development of communities is limited because of these factors, or for any other reason, the number of homes that we build and sell may decline. To the extent that we are unable to timely purchase land or enter into new contracts for the purchase of land at reasonable prices, due to the lag time between the time we acquire land and the time we begin selling homes, our revenue and results of operations could be negatively impacted and/or we could be required to scale back our operations in a given market.

Our strategies in responding to the adverse conditions in the homebuilding industry over the past several years and the implementation of additional strategies may not be successful, despite signs of modest recovery in the housing industry in 2012.

In an effort to generate higher revenues and restore and maintain our homebuilding operations’ profitability, beginning in late 2008 and continuing into 2013, we have (1) invested in new communities in our markets with higher margins, (2) rolled out new, more flexible product designs, including our “Eco Series” product line, (3) continued to take steps to reduce our selling, general and administrative expenses and (4) redeployed our capital into housing markets with perceived higher future growth prospects, such as our entry into the Austin, Houston and San Antonio, Texas markets. We believe these steps helped us increase our homes delivered and new contracts and margins in 2012 compared to 2011, as well as increase the number of homes in backlog, the average sales price of the homes in backlog and the overall sales value of our backlog. However, there can be no assurance that these trends will continue, that we will successfully increase our average active community count and inventory base with desirable land assets at a reasonable cost, or that we will maintain profitability in the future.

Our land investment exposes us to significant risks, including potential impairment charges, that could negatively impact our profits if the market value of our inventory declines.

We must anticipate demand for new homes several years prior to homes being sold to homeowners. There are significant risks inherent in controlling or purchasing land, especially as the demand for new homes fluctuates. There is often a significant lag time between when we acquire land for development and when we sell homes in neighborhoods we have planned, developed and constructed. The value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. In addition, inventory carrying costs can be significant, and fluctuations in value can result in reduced profits. Economic conditions could result in the necessity to sell homes or land at a loss, or hold land in inventory longer than planned, which could significantly impact our financial condition, results of operations, cash flows and stock performance. Additionally, if conditions in the homebuilding industry worsen in the future, we may be required to evaluate our inventory for potential impairment, which may result in additional valuation adjustments, which could be significant and could negatively impact our financial results and condition. We cannot make any assurances that the measures we employ to manage inventory risks and costs will be successful.

Supply shortages and other risks related to the demand for skilled labor and building materials could increase costs and delay deliveries.

The residential construction industry experiences labor and material shortages and disruptions from time to time, including: work stoppages; labor disputes; shortages in qualified trades people; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and delays in availability, or fluctuations in prices, of building materials. These labor and material shortages can be more severe during periods of strong demand for housing or during periods in which the markets where we operate experience natural disasters that have a significant impact on existing residential and commercial structures. Additionally, we could experience labor shortages as a result of subcontractors going out of business or leaving the residential construction market due to low levels of housing production and volumes. Any of these circumstances could give rise to delays in the start or completion of our communities, increase the cost of developing one or more of our communities and increase the construction cost of our homes. To the extent that market conditions prevent the recovery of increased costs, including, among other things, subcontracted labor, finished lots, building materials, and other resources, through higher sales prices, our gross margins from home sales and results of operations could be adversely affected.

Increased costs of lumber, framing, concrete, steel and other building materials could cause increases in construction costs. We generally are unable to pass on increases in construction costs to customers who have already entered into sales contracts, as those sales contracts generally fix the price of the homes at the time the contracts are signed, which may be in advance of the construction of the home. Sustained increases in construction costs may, over time, erode our gross margins from home sales, particularly if pricing competition restricts our ability to pass on any additional costs of materials or labor, thereby decreasing our gross margins from home sales.

Tax law changes could make home ownership more expensive or less attractive.

Under current U.S. tax law and policy, significant expenses of owning a home, including residential consumer mortgage loan interest costs and real estate taxes, generally are deductible expenses for the purpose of calculating an individual’s federal, and in some cases state, taxable income, subject to various limitations. If the federal government or a state government changes income tax laws, as some policy makers and a presidential commission have proposed, by eliminating or substantially reducing these income tax benefits, the after-tax cost of owning a home could increase substantially. This could adversely impact demand for and/or sales prices of new homes.

Increases in our cancellations could have a negative impact on our gross margins from home sales and home sales revenue.

Home order cancellations can result from a number of factors, including declines in the market value of homes, increases in the supply of homes available to be purchased, increased competition, higher mortgage interest rates, homebuyers’ inability to sell their existing homes, homebuyers’ inability to obtain suitable financing, including providing sufficient down payments, and adverse changes in economic conditions. Increased levels of home order cancellations would have a negative impact on our home sales revenue and financial and operating results in future reporting periods.

Inflation can adversely affect us, particularly in a period of declining home sale prices.

Inflation can have a long-term impact on us because if the costs of land, materials and labor increase, we would need to attempt to increase the sale prices of homes in order to maintain satisfactory margins. Although an excess of supply over demand for new homes, such as the environment in which we are currently operating, generally requires that we reduce prices, rather than increase them, it does not necessarily result in reductions, or prevent increases, in the costs of materials, labor and land development costs. Under those circumstances, the effect of cost increases is to reduce the margins on the homes we sell. Reduced margins in such cases make it more difficult for us to recover the full cost of previously purchased land.

Our limited geographic diversification could adversely affect us if the homebuilding industry in our markets declines.

We have operations in Ohio, Indiana, Illinois, Maryland, Virginia, North Carolina, Florida and Texas. Our limited geographic diversification could adversely impact us if the homebuilding business in our current markets declines, since there may not be a balancing opportunity in a stronger market in other geographic regions.

Operational Risks

We may not be successful in integrating acquisitions or implementing our growth strategies.

We may in the future consider growth or expansion of our operations in our current markets or in other areas of the country, whether through strategic acquisitions of homebuilding companies or otherwise. The magnitude, timing and nature of any future expansion will depend on a number of factors, including our ability to identify suitable additional markets and/or acquisition candidates, the negotiation of acceptable terms, our financial capabilities and general economic and business conditions. Our expansion into new or existing markets, whether through acquisition or otherwise, could have a material adverse effect on our liquidity and/or profitability, and any future acquisitions could result in the dilution of existing shareholders if we issue our common shares as consideration. Acquisitions also involve numerous risks, including difficulties in the assimilation of the acquired company’s operations, the incurrence of unanticipated liabilities or expenses, the risk of impairing inventory and other assets related to the acquisition, the diversion of management’s attention and resources from other business concerns, risks associated with entering markets in which we have limited or no direct experience and the potential loss of key employees of the acquired company.

We have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets, and disruptions in these markets could have an adverse impact on our results of operations, financial position and/or cash flows.

We have financial needs that we meet through the capital markets, including the debt and secondary mortgage markets. Our requirements for additional capital, whether to finance operations or to service or refinance our existing indebtedness, fluctuate as market conditions and our financial performance and operations change. We cannot provide assurances that we will maintain cash reserves and generate sufficient cash flow from operations in an amount to enable us to service our debt or to fund other liquidity needs.

The availability of additional capital, whether from private capital sources or the public capital markets, fluctuates as our financial condition and general market conditions change. There may be times when the private capital markets and the public debt or equity markets lack sufficient liquidity or when our securities cannot be sold at attractive prices, in which case we would not be able to access capital from these sources. In addition, a weakening of our financial condition or deterioration in our credit ratings could adversely affect our ability to obtain necessary funds. Even if financing is available, it could be costly or have other adverse consequences.

There are a limited number of third-party purchasers of mortgage loans originated by our financial services operations. The exit of third-party purchasers of mortgage loans from the business, reduced investor demand for mortgage loans and mortgage-backed securities in the secondary mortgage markets and increased investor yield requirements for those loans and securities may have an adverse impact on our results of operations, financial position and/or cash flows. In addition, the sources and terms and conditions of warehouse financing and mortgage repurchase arrangements and other lending arrangements for the mortgage lending industry are changing. These changes may impact, among other things, availability of capital, terms and structures for debt and line of credit agreements, collateral requirements and collateral advance rates.

The mortgage warehousing agreement of our financial services segment will expire in March 2013.

M/I Financial is party to a $70 million secured mortgage warehousing agreement dated April 18, 2011, as amended, among M/I Financial, the lenders party thereto and the administrative agent (the “MIF Mortgage Warehousing Agreement”). M/I Financial uses the MIF Mortgage Warehousing Agreement to finance its lending activities until the loans are delivered to third party buyers. The MIF Mortgage Warehousing Agreement will expire on March 30, 2013. If we are unable to renew or replace the MIF Mortgage Warehousing Agreement when it matures, the activities of our financial services segment could be seriously impeded and our home sales and our homebuilding and financial services results of operations may be adversely affected.

Reduced numbers of home sales may force us to absorb additional carrying costs.

We incur many costs even before we begin to build homes in a community. These include costs of preparing land and installing roads, sewage and other utilities, as well as taxes and other costs related to ownership of the land on which we plan to build homes. Reducing the rate at which we build homes extends the length of time it takes us to recover these additional costs. Also, we frequently enter into contracts to purchase land and make deposits that may be forfeited if we do not fulfill our purchase obligation within specified periods.

If our ability to resell mortgages to investors is impaired, we may be required to broker loans.

We sell substantially all of the loans we originate within a short period of time in the secondary mortgage market on a servicing released, nonrecourse basis, although we remain liable for certain limited representations and warranties related to loan sales and for repurchase obligations in certain limited circumstances. If we are unable to sell to viable purchasers in the marketplace, our ability to originate and sell mortgage loans at competitive prices could be limited which would negatively affect our operations and our profitability. Additionally, if there is a significant decline in the secondary mortgage market, our ability to sell mortgages could be adversely impacted and we would be required to make arrangements with banks or other financial institutions to fund our buyers’ closings. If we became unable to sell loans into the secondary mortgage market or directly to Fannie Mae and Freddie Mac, we would have to modify our origination model, which, among other things, could significantly reduce our ability to sell homes.

Mortgage investors could seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties.

M/I Financial originates mortgages, primarily for our homebuilding customers. Substantially all of the mortgage loans originated are sold within a short period of time in the secondary mortgage market on a servicing released, nonrecourse basis, although we remain liable for certain limited representations, such as fraud, and warranties related to loan sales. Accordingly, mortgage investors have in the past and could in the future seek to have us buy back loans or compensate them for losses incurred on mortgages we have sold based on claims that we breached our limited representations or warranties. We believe there continues to be an industry-wide issue with the number of purchaser claims in which purchasers purport to have found inaccuracies related to sellers’ representations and warranties in particular loan sale agreements. While we have, from time to time, settled claims relating to loans, which have been fully reserved, we did not repurchase any loans in 2011, 2012 or to date in 2013, and we have established reserves for potential losses. However, there can be no assurance that we will not have significant liabilities in respect of such claims in the future, which could exceed our reserves, or that the impact of such claims on our results of operations will not be material.

We may not be able to benefit from net operating loss carryforwards.

We suffered losses in each fiscal year from 2007 through 2011 for tax (as well as for financial statement) purposes. We were able to carryback 100% of our tax loss in the 2007 fiscal year to recover tax we had paid with regard to a prior year. However, we would not have been able to carryback 100% of our 2008 fiscal year tax loss without legislation enacted in November 2009 that extended the net operating loss (“NOL”) carryback period to five years. We were unable to carryback our tax losses for the fiscal years from 2009 through 2011. We will not receive any tax benefits with regard to tax losses we could not carryback unless we have taxable income in the 20-year NOL carryforward period. In our financial statements, we have fully reserved against all our deferred tax assets due to the possibility that we may not have taxable income that will enable us to benefit from our tax losses for the fiscal years from 2009 through 2011. However, those reserves will be reversed when it becomes more likely than not that we will have sufficient future taxable income to take advantage of the deferred tax assets.

Our net operating loss carryforwards could be substantially limited if we experience an “ownership change” as defined in Section 382 of the Internal Revenue Code.

Based on impairments and our financial performance during the recent downturn, we generated NOL carryforwards for the years ending December 31, 2009, 2010 and 2011, and it is possible that we will generate net NOL carryforwards in future years. Under the Internal Revenue Code of 1986, as amended (the “Code”), we may use these NOL carryforwards to offset future earnings and reduce our federal income tax liability. As a result, we believe these NOL carryforwards could be a substantial asset for us.

Section 382 of the Code contains rules that limit the ability of a company that undergoes an “ownership change,” which is generally defined as any change in ownership of more than 50% of its common stock over a three-year period, to utilize its NOL carryforwards and certain built-in losses recognized in years after the ownership change. These rules generally operate by focusing on ownership changes among shareholders owning, directly or indirectly, 5% or more of the company’s common stock (including changes involving a shareholder becoming a 5% shareholder) or any change in ownership arising from a new issuance of stock by the company.

In March 2009, we amended our code of regulations to impose certain restrictions on the transfer of our common shares to preserve the tax treatment of our NOLs and built-in losses (the “NOL Protective Amendment”). The transfer restrictions imposed by the NOL Protective Amendment generally restrict (unless otherwise approved by our board of directors) any direct or indirect transfer if the effect would be to: (1) increase the direct or indirect ownership of our shares by any person or group of persons from less than 5% to 5% or more of our common shares; or (2) increase the percentage of our common shares owned directly or indirectly by a person or group of persons owning or deemed to own 5% or more of our common shares. Although the NOL Protective Amendment is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot provide assurance that the restrictions on transferability in the NOL Protective Amendment will prevent all transfers that could result in such an “ownership change.” There also can be no assurance that the transfer restrictions in the NOL Protective Amendment will be enforceable against all of our shareholders absent a court determination confirming such enforceability. The transfer restrictions may be subject to challenge on legal or equitable grounds.

The acquisition of common shares in this offering is not subject to the NOL Protective Amendment. The NOL Protective Amendment may, however, limit the ability of a person who acquires common shares in this offering to dispose of those common shares because it reduces the class of potential acquirers of such common shares. See the risk factor below captioned “The NOL Protective Amendment may limit your ability to dispose of the common shares and adversely impact the value of the common shares” for more information.

If we undergo an “ownership change” for purposes of Section 382 of the Code as a result of future transactions involving the 2017 Convertible Notes, the 2018 Convertible Notes or our common shares, including transactions initiated by the Company, and including transactions involving a shareholder becoming an owner of 5% or more of our common shares and purchases and sales of our common shares by existing 5% shareholders, our ability to use our NOL carryforwards and recognize certain built-in losses could be limited by Section 382 of the Code. Depending on the resulting limitation, a significant portion of our NOL carryforwards could expire before we would be able to use them. Our inability to utilize our NOL carryforwards could have a material adverse effect on our financial condition and results of operations.

Our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor.

On March 5, 2009, a resident of Florida and an owner of one of our homes filed a complaint in the United States District Court for the Southern District of Ohio, on behalf of himself and other similarly situated owners and residents of homes in the United States or alternatively in Florida, against the Company and certain other identified and unidentified parties (the “Initial Action”). The plaintiff alleged that the Company built his home with defective drywall, manufactured and supplied by certain of the defendants, that contains sulfur or other organic compounds capable of harming the health of individuals and damaging property. The plaintiff alleged physical and economic damages and sought legal and equitable relief, medical monitoring and attorney’s fees. The Company filed a responsive pleading on or about April 30, 2009. The Initial Action was consolidated with other similar actions not involving the Company and transferred to the Eastern District of Louisiana pursuant to an order from the United States Judicial Panel on Multidistrict Litigation for coordinated pre-trial proceedings (collectively, the “In Re: Chinese Manufactured Drywall Product Liability Litigation”). In connection with the administration of the In Re: Chinese Manufactured Drywall Product Liability Litigation, the same homeowner and nine other homeowners were named as plaintiffs in omnibus class action complaints filed in and after December 2009 against certain identified manufacturers of drywall and others (including the Company), including one homeowner named as a plaintiff in an omnibus class action complaint filed in March 2010 against various unidentified manufacturers of drywall and others (including the Company) (collectively, the “MDL Omnibus Actions”). As they relate to the Company, the Initial Action and the MDL Omnibus Actions address substantially the same claims and seek substantially the same relief. The Company has entered into agreements with several of the homeowners named as plaintiffs pursuant to which the Company agreed to make repairs to their homes consistent with repairs made to the homes of other homeowners. As a result of these agreements, the Initial Action has been resolved and dismissed, and seven of the nine other homeowners named as plaintiffs in omnibus class action complaints have dismissed their claims against the Company. One of the two remaining plaintiffs has also filed a complaint in Florida state court asserting essentially the same claims and seeking substantially the same relief as asserted in the MDL Omnibus Actions. The court in the MDL Omnibus Actions recently entered an order and judgment certifying various settlement classes and granting final approval of various class settlements, including a global class action settlement, which is intended to resolve all Chinese drywall-related claims of and against those who participate in the settlement. The Company will participate in the global settlement. The Company intends to vigorously defend against the claims of any plaintiffs who are not bound by or elect to opt out of the class action settlement. Given the inherent uncertainties in this litigation, there can be no assurance that the ultimate resolution of the MDL Omnibus Actions, or any other actions or claims relating to defective drywall that may be asserted in the future, will not have a material adverse effect on our results of operations, financial condition, and cash flows. See the risk factor below captioned “Product liability litigation and warranty claims that arise in the ordinary course of business may be costly” for more information.

The Company and certain of its subsidiaries have also been named as defendants in other claims, complaints and legal actions which are routine and incidental to our business. While management currently believes that the ultimate resolution of these other matters, individually and in the aggregate, will not have a material adverse effect on our results of operations, financial condition or cash flows, such matters are subject to inherent uncertainties. We have recorded a liability to provide for the anticipated costs, including legal defense costs, associated with the resolution of these other matters. However, it is possible that the costs to resolve these other matters could differ from the recorded estimates and, therefore, have a material adverse effect on our results of operations, financial condition and cash flows for the periods in which the matters are resolved. Similarly, if additional claims are filed against us in the future, the negative outcome of one or more of such matters could have a material adverse effect on our results of operations, financial condition and cash flows.

The terms of our indebtedness may restrict our ability to operate and, if our financial performance declines, we may be unable to maintain compliance with the covenants in the documents governing our indebtedness.

The Company’s $140 million secured revolving credit facility (the “Credit Facility”) and the indenture governing our outstanding 8.625% Senior Notes due 2018 (the “2018 Senior Notes”) impose restrictions on our operations and activities. These restrictions, and/or our failure to comply with the terms of our indebtedness, could have a material adverse effect on our results of operations, financial condition and ability to operate our business.

The Credit Facility requires compliance with certain financial covenants, including a minimum consolidated tangible net worth requirement and a maximum permitted leverage ratio. Currently, we believe the most restrictive covenant of the Credit Facility is to maintain a minimum consolidated tangible net worth. Failure to comply with this covenant or any of the other restrictions or covenants of the Credit Facility, whether because of a decline in our operating performance or otherwise, could result in a default under the Credit Facility. If a default occurs, the affected lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable, which in turn could cause a default under the documents governing any of our other indebtedness that is then outstanding if we are not able to repay such indebtedness from other sources. If this happens and we are unable to obtain waivers from the required lenders, the lenders could exercise their rights under such documents, including forcing us into bankruptcy or liquidation. Also, while the aggregate commitment of the Credit Facility is $140 million (with the ability to increase the amount of the Credit Facility up to $175 million in aggregate, contingent on obtaining additional commitments from lenders), we can only borrow up to the amount we have secured by real estate and/or cash in accordance with the provisions of the Credit Facility. This secured borrowing base limitation could preclude us from incurring additional borrowings, which could impair our ability to maintain sufficient working capital. In such a situation, there can be no assurance that we would be able to obtain alternative financing.

The indenture governing the 2018 Senior Notes also contains covenants that may restrict our ability to operate our business and may prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise. Failure to comply with these covenants or any of the other restrictions or covenants contained in the indenture governing the 2018 Senior Notes could result in a default under such document, in which case holders of the 2018 Senior Notes may be entitled to cause the sums evidenced by such notes to become due immediately. This acceleration of our obligations under the 2018 Senior Notes could force us into bankruptcy or liquidation and we may be unable to repay those amounts without selling substantial assets, which might be at prices well below the long-term fair values and carrying values of the assets. Our ability to comply with the foregoing restrictions and covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions.

In addition, while the indentures governing the 2017 Convertible Notes and the 2018 Convertible Notes do not contain any financial or operating covenants relating to or restrictions on the payment of dividends, the incurrence of indebtedness or the repurchase or issuance of securities by us or any of our subsidiaries, such indentures do impose certain other requirements on us, such as the requirement to offer to repurchase the 2017 Convertible Notes and, assuming we consummate the notes offering, the 2018 Convertible Notes upon a fundamental change, as defined in the indentures. Our failure to comply with the requirements contained in the indenture governing the 2017 Convertible Notes and, assuming we consummate the notes offering, the indenture governing the 2018 Convertible Notes could result in a default under such indentures, in which case holders of the 2017 Convertible Notes or the 2018 Convertible Notes, as applicable, may be entitled to cause the sums evidenced by such notes to become due immediately. The acceleration of our obligations under the 2017 Convertible Notes or the 2018 Convertible Notes could have the same effect as an acceleration of the 2018 Senior Notes described above.

Our indebtedness could adversely affect our financial condition, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our indebtedness.

As of December 31, 2012, after giving effect to the issuance of the 2018 Convertible Notes in the notes offering, we had approximately $346.3 million of indebtedness outstanding (excluding issuances of letters of credit, the MIF Mortgage Warehousing Agreement, and the $15 million secured mortgage repurchase facility, dated November 13, 2012, entered into by M/I Financial (the “MIF Mortgage Repurchase Facility”)), $238.8 million of which was senior indebtedness, including $6.7 million of senior secured indebtedness, and we had $47.3 million of available borrowings with respect to secured indebtedness under the Credit Facility. In addition, under the terms of the Credit Facility, the indentures governing the 2018 Senior Notes, the 2017 Convertible Notes and the 2018 Convertible Notes and the documents governing our other indebtedness, we have the ability, subject to applicable debt covenants, to incur additional indebtedness. The incurrence of additional indebtedness could magnify other risks related to us and our business. Our indebtedness and any future indebtedness we may incur could have a significant adverse effect on our future financial condition.

For example:

•

a significant portion of our cash flow may be required to pay principal and interest on our indebtedness, which could reduce the funds available for working capital, capital expenditures, acquisitions or other purposes;

•

borrowings under the Credit Facility bear, and borrowings under any new facility could bear, interest at floating rates, which could result in higher interest expense in the event of an increase in interest rates;

•	the terms of our indebtedness could limit our ability to borrow additional funds or sell assets to raise funds, if needed, for working capital, capital expenditures, acquisitions or other purposes;

•

our debt level and the various covenants contained in the Credit Facility, the indentures governing the 2018 Senior Notes, the 2017 Convertible Notes and the 2018 Convertible Notes and the documents governing our other indebtedness could place us at a relative competitive disadvantage as compared to some of our competitors; and

•

the terms of our indebtedness could prevent us from raising the funds necessary to repurchase all of the 2018 Senior Notes tendered to us upon the occurrence of a change of control or all of the 2017 Convertible Notes or the 2018 Convertible Notes tendered to us upon the occurrence of a fundamental change, which in each case would constitute a default under the applicable indenture, which in turn could trigger a default under the Credit Facility and the documents governing our other indebtedness.

In the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows.

As is customary in the homebuilding industry, we are often required to provide surety bonds to secure our performance under construction contracts, development agreements and other arrangements. Our ability to obtain surety bonds primarily depends upon our credit rating, capitalization, working capital, past performance, management expertise and certain external factors, including the overall capacity of the surety market and the underwriting practices of surety bond issuers. The ability to obtain surety bonds also can be impacted by the willingness of insurance companies to issue performance bonds. If we were unable to obtain surety bonds when required, our results of operations and/or cash flows could be adversely impacted.

We can be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines.

There are instances in which subcontractors or others through whom we do business engage in practices that do not comply with applicable regulations or guidelines. When we learn of practices relating to homes we build or financing we provide that do not comply with applicable laws, rules or regulations, we actively move to stop the non-complying practices as soon as possible. However, regardless of the steps we take after we learn of practices that do not comply with applicable laws, rules or regulations, we can in some instances be subject to fines or other governmental penalties, and our reputation can be injured, due to the practices having taken place.

Because of the seasonal nature of our business, our quarterly operating results can fluctuate.

We experience noticeable seasonality and quarter-to-quarter variability in homebuilding activity levels. In general, the number of homes delivered and associated home sales revenue have increased during the third and fourth quarters, compared with the first and second quarters. We believe that this type of seasonality reflects the historical tendency of homebuyers to purchase new homes in the spring and summer with deliveries scheduled in the fall or winter, as well as the scheduling of construction to accommodate seasonal weather conditions in certain markets. There can be no assurance that this seasonality pattern will continue to exist in future reporting periods. In addition, as a result of such variability, our historical performance may not be a meaningful indicator of future results.

Product liability litigation and warranty claims that arise in the ordinary course of business may be costly.

As a homebuilder, we are subject to construction defect and home warranty claims, as well as claims associated with the sale and financing of our homes arising in the ordinary course of business. These types of claims can be costly. The costs of insuring against construction defect and product liability claims can be high and the amount of coverage offered by insurance companies may be limited. If we are not able to obtain adequate insurance against these claims, we may incur additional expenses that would have a negative impact on our results of operations in future reporting periods.

There has been significant publicity about homes constructed with defective drywall. Since the discovery of defective drywall, we implemented procedures in every division to investigate homes for signs of the presence of defective drywall. As of December 31, 2012, the Company has identified 93 homes that have been confirmed as having defective drywall installed by our subcontractors. All of these homes are located in Florida. As of December 31, 2012, we have completed the repair of 90 homes. In consideration for performing these repairs, we received from the homeowners a full release of claims (excluding, in nearly all cases, personal injury claims) arising from the defective drywall. All homes have been repaired that have granted us authority to do so. The remaining three homeowners have not granted us authority to repair their homes. Since 2009, the Company has accrued approximately $13.0 million for the repair of these 93 homes. Based on our investigation to date and our evaluation of the defective drywall issue, we believe our accrual is sufficient to cover costs and claims associated with the repair of these homes. However, if and to the extent the scope of the defective drywall issue proves to be significantly greater than we currently anticipate, or in the event defective drywall is, through credible evidence, linked to significant adverse health effects of the occupants of the homes containing such defective drywall, or if it is determined that our accrual for costs of repair attributable to defective drywall together with recoveries from our insurance carrier and from other responsible parties and their insurance carriers are not sufficient to cover claims, losses or other issues related to defective drywall, then it is possible that we could incur additional costs or liabilities related to this issue that may have a material adverse effect on our results of operations, financial position and cash flows. See the risk factor above captioned “Our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor” for more information.

Our subcontractors can expose us to warranty costs and other risks.

We rely on subcontractors to construct our homes, and in many cases, to select and obtain building materials. Despite our detailed specifications and quality control procedures, subcontractors have in some cases used improper construction processes or defective materials in the construction of our homes, such as the defective Chinese drywall that was installed in certain homes built for the Company and many other homebuilders in Florida and elsewhere. When we find these issues, we repair them in accordance with our warranty obligations. Defective products widely used in the homebuilding industry can result in the need to perform extensive repairs to large numbers of homes. The cost of complying with our warranty obligations in these cases may be significant if we are unable to recover the cost of repair from subcontractors, materials suppliers and insurers.

Natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas.

Several of our markets, specifically our operations in Florida, North Carolina, Washington, D.C. and Texas, are situated in geographical areas that are regularly impacted by severe storms, including hurricanes, flooding and tornadoes. In addition, our operations in the Midwest can be impacted by severe storms, including tornados. The occurrence of these or other natural disasters can cause delays in the completion of, or increase the cost of, developing one or more of our communities, and as a result could materially and adversely impact our results of operations.

We are subject to extensive government regulations, which could restrict our homebuilding or financial services business and cause us to incur significant expense.

The homebuilding industry is subject to numerous and increasing local, state and federal statutes, ordinances, rules and regulations concerning zoning, resource protection, building design and construction, and similar matters. This includes local regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular location. Such regulation also affects construction activities, including construction materials that must be used in certain aspects of building design, as well as sales activities and other dealings with homebuyers. We must also obtain licenses, permits and approvals from various governmental agencies for our development activities, the granting of which are beyond our control. Furthermore, increasingly stringent requirements may be imposed on homebuilders and developers in the future. Although we cannot predict the impact on us to comply with any such requirements, such requirements could result in time-consuming and expensive compliance programs. In addition, we have been, and in the future may be, subject to periodic delays or may be precluded from developing certain projects due to building moratoriums. These moratoriums generally relate to insufficient water supplies or sewage facilities, delays in utility hookups or inadequate road capacity within the specific market area or subdivision. These moratoriums can occur prior or subsequent to commencement of our operations, without notice or recourse.

We are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning consumer protection matters and the protection of health and the environment. These statutes, ordinances, rules and regulations, and any failure to comply therewith, could give rise to additional liabilities or expenditures and have an adverse effect on our results of operations, financial condition or business. The particular consumer protection matters regulate the marketing, sales, construction, closing and financing of our homes. The particular environmental laws that apply to any given project vary greatly according to the project site and the present and former uses of the property. These environmental laws may result in delays, cause us to incur substantial compliance costs (including substantial expenditures for pollution and water quality control), and prohibit or severely restrict development in certain environmentally sensitive regions.

In addition to the laws and regulations that relate to our homebuilding operations, M/I Financial is subject to a variety of laws and regulations concerning the underwriting, servicing and sale of mortgage loans, as well as anti-money laundering compliance obligations applicable to non-bank residential mortgage lenders.

New government regulations may make it more difficult for potential purchasers to finance home purchases and may reduce the number of mortgage loans our financial services segment makes.

In January 2013, the Consumer Financial Protection Bureau (the “CFPB”) issued a final rule, effective January 10, 2014, to implement laws requiring mortgage lenders to consider the ability of consumers to repay home loans before extending them credit and imposing minimum qualifications for mortgage borrowers. Also in January 2013, the CFPB sought comments on related proposed rules that could modify the rules for certain narrowly-defined categories of lending programs. These regulations could make it more difficult for some potential buyers to finance home purchases and could result in our financial services segment originating fewer mortgages, which, in turn, could have an adverse effect on our future revenues and earnings.

Information technology failures and data security breaches could harm our business.

We use information technology, digital communications and other computer resources to carry out important operational and marketing activities and to maintain our business records. Many of these resources are provided to us and/or maintained on our behalf by third-party service providers pursuant to agreements that specify to varying degrees certain security and service level standards. Although we and our service providers employ what we believe are adequate security and other preventative and corrective measures, our ability to conduct our business may be impaired if these resources, including our website, are compromised, degraded, damaged or fail, whether due to a virus or other harmful circumstance, intentional penetration or disruption of our information technology resources by a third party, natural disaster, hardware or software corruption or failure or error (including a failure of security controls incorporated into or applied to such hardware or software), telecommunications system failure, service provider error or failure or intentional or unintentional personnel actions (including the failure to follow our security protocols). A significant and extended disruption in the functioning of these resources, including our website, could damage our reputation and cause us to lose customers, sales and revenue, result in the unintended and/or unauthorized public disclosure or the misappropriation of proprietary, personal identifying and confidential information (including information about our homebuyers and business partners), and require us to incur significant expense to address and remediate or otherwise resolve these kinds of issues. The release of confidential information may also lead to litigation or other proceedings against us by affected individuals and/or business partners and/or by regulators, and the outcome of such proceedings, which could include penalties or fines, could have a material and adverse effect on our consolidated financial statements. In addition, the costs of maintaining adequate protection against such threats, depending on their evolution, pervasiveness and frequency and/or government-mandated standards or obligations regarding protective efforts, could be material to our consolidated financial statements in a particular period or over various periods.

We are dependent on the services of certain key employees, and the loss of their services could hurt our business.

Our future success depends, in part, on our ability to attract, train and retain skilled personnel. If we are unable to retain our key employees or attract, train and retain other skilled personnel in the future, this could materially and adversely impact our operations and result in additional expenses for identifying and training new personnel.

Risks Associated with Ownership of Our Common Shares

Provisions of our charter documents, the Ohio General Corporation Law and our debt covenants could make it more difficult for a third party to acquire us, even if the offer may be considered beneficial by our shareholders.

Certain provisions of our amended and restated articles of incorporation and code of regulations, as well as provisions in the Ohio General Corporation Law and our debt covenants, could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could also adversely affect the market price of our common shares. For example:

Preferred shares

Our amended and restated articles of incorporation authorize our board of directors to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of the New York Stock Exchange, up to an aggregate of 2,000,000 preferred shares in one or more classes or series. With respect to any classes or series, the board of directors may determine the designation and the number of shares, rights, preferences, privileges, qualifications and restrictions, including dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences. Absent a determination by the board of directors to establish different voting rights, holders of preferred shares are entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class, except that the Ohio General Corporation Law entitles the holders of preferred shares to exercise a class vote on certain matters. Our board of directors may authorize the issuance of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control without further action by our shareholders.

Classified board of directors

Our board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of the directors and may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our board of directors. In addition, our code of regulations provides that the number of directors in each class and the total number of directors may only be changed by the affirmative vote of a majority of the directors or the holders of record of at least 75% of our voting power. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors, except for cause.

Limited shareholder action by written consent

Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that, pursuant to Section 1701.11, the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. Our regulations provide that they may be amended or repealed without a meeting by the written consent of a majority of our voting power; provided, however, that the affirmative vote of two-thirds of our voting power is required (whether at a meeting or without a meeting in an action by written consent) to amend or repeal certain provisions of our regulations, as discussed below under “—Supermajority voting provisions.” This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider in its best interest.

Supermajority voting provisions

The affirmative vote of two-thirds of our voting power is required to amend or repeal our existing regulations, or adopt a new code of regulations, with respect to any of the following:

•	the requirements for calling special meetings of shareholders;

•	the requirements for giving notice of annual or special meetings of shareholders;

•	the provisions regarding our number of directors and our staggered board of directors;

•	the provisions for filling vacancies or newly created directorships on our board of directors;

•	the procedures for nominating directors;

•	the provisions regarding conflicts of interest;

•	the requirement that directors can only be removed for cause;

•	the indemnification provisions;

•	our non-statutory Control Share Acquisition Act provisions; and

•	amendments to these supermajority provisions.

In addition, the affirmative vote of 75% of our voting power is required to amend or repeal the provision regarding changes in the number of directors in our regulations. On all other proposed amendments to our regulations, the required vote is a majority of our voting power.

Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and most amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our articles do not change the default voting requirement provided by the Ohio General Corporation Law.

Shareholder nominations

Our regulations provide that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the meeting or otherwise give notice of the meeting). The regulations also prescribe the proper written form for a shareholder’s notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting.

Control Share Acquisition Act

Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more (but less than one-third) of such voting power;

•	one-third or more (but less than a majority) of such voting power; and

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have opted out of the application of the Control Share Acquisition Act. However, we have adopted a substantially similar provision in our regulations with one significant exception: under our regulations, no shareholder meeting or vote is required if the board of directors has approved the acquisition of voting power. In addition, our regulations provide our board of directors with more flexibility than provided by the Control Share Acquisition Act in setting a date for the special meeting of shareholders to consider the proposed control share acquisition.

NOL Protective Amendment

Although the basis for the NOL Protective Amendment is to preserve the tax treatment of our NOLs and built-in losses, the NOL Protective Amendment could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person or group of persons to accumulate 5% or more of our common shares, and restricts the ability of a person or group of persons now owning 5% or more of our common shares from acquiring additional common shares, without the approval of our board of directors.

Debt covenants

In addition, some of our debt covenants contained in the indentures governing the 2018 Senior Notes, the 2017 Convertible Notes and the 2018 Convertible Notes and/or our Credit Facility may delay or prevent a change in control.

The price of our common shares may fluctuate significantly, which could cause the value of your investment to decline.

The price of our common shares as reported on the New York Stock Exchange constantly changes. Over the course of the last 12 months, the price of our common shares has ranged from $10.42 to $29.07 per share. The market price of our common shares may fluctuate in response to numerous factors, including:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	governmental regulatory action;

•	changes in market valuations of similar companies;

•	changes in the U.S. housing market;

•	a change in analyst ratings or our credit ratings;

•	the operating and stock performance of our competitors;

•	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

•	adverse market reaction to any additional debt we incur in the future;

•	changes in interest rates;

•	general domestic or international economic, market and political conditions;

•	additions or departures of key personnel;

•

terrorist activity may adversely affect the markets in which our securities trade, possibly increasing market volatility and causing the further erosion of business and consumer confidence and spending; and

•	future sales of our common shares.

In addition, the stock markets from time to time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading price of our common shares, regardless of our actual operating performance.

Any of these factors could have a material adverse effect on your investment in our common shares, and our common shares may trade at prices significantly below the offering price. As a result, you could lose some or all of your investment.

Future sales of our common shares or preferred shares in the public market could lower the market price for our common shares and adversely impact our ability to raise capital through the sale of additional equity securities.

We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to satisfy our obligations upon exercise of outstanding options or conversion of our 2017 Convertible Notes or for other reasons. Our amended and restated articles of incorporation provide that we have authority to issue 38,000,000 common shares and 2,000,000 preferred shares. As of December 31, 2012, 21,687,253 common shares were outstanding, 1,905,632 common shares were issuable related to awards outstanding under our incentive compensation plans, 2,415,914 common shares were issuable upon conversion of our 2017 Convertible Notes and 4,000 of our 9.75% Series A Preferred Shares were outstanding. In addition, assuming completion of the notes offering, a substantial number of our common shares will be reserved for issuance upon conversion of the 2018 Convertible Notes. We cannot predict the size of future issuances of our common shares or other equity-related securities or the effect, if any, that they may have on the market price for our common shares. The issuance and sale of substantial amounts of common shares or additional preferred shares, or the perception that such issuances and sales may occur, could adversely affect the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. The issuance of our common shares in this offering and, assuming completion of the notes offering, upon conversion of the 2018 Convertible Notes, and/or other issuances of our common shares or convertible or other equity linked securities will dilute the ownership interest of our common shareholders.

The price of our common shares could be affected by possible sales of our common shares by investors who view the 2017 Convertible Notes or the 2018 Convertible Notes as a more attractive means of equity participation in the Company. Sales of a substantial number of our common shares or other equity-related securities in the public market, or any hedging or arbitrage trading activity involving our common shares, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities.

We have no immediate plans to pay any cash dividends on our common shares.

The indenture governing our 2018 Senior Notes contains covenants that, among other things, limit our ability to pay dividends on, and repurchase, our common shares and 9.75% Series A Preferred Shares to the amount of the positive balance in our “restricted payments basket,” as defined in the indenture. Additionally, the terms of our outstanding 9.75% Series A Preferred Shares prevent us from paying cash dividends on our common shares unless we have paid cash dividends on our 9.75% Series A Preferred Shares for the then-current quarterly dividend period. We were prohibited from paying dividends on our common shares and 9.75% Series A Preferred Shares from the third quarter of 2008 until the completion of our offering of common shares in September 2012 as a result of a deficit in our restricted payments basket under the indenture governing our 2018 Senior Notes and the terms of prior indebtedness that is no longer outstanding. The restricted payments basket became positive with the completion of our offering of common shares in September 2012 and, as a result of that offering and our net income in 2012, was $39.4 million at December 31, 2012. The restricted payments basket will be increased by the amount of the net proceeds from this offering of our common shares (but not by the net proceeds from the concurrent notes offering). We are permitted to pay dividends on, and repurchase, our common shares and 9.75% Series A Preferred Shares to the extent of the positive balance in our restricted payments basket. Our board of directors has determined that we will pay the quarterly dividend on our 9.75% Series A Preferred Shares for the second quarter of 2013 (with such dividend being payable on June 17, 2013 (the next business day after the regular payment date of June 15 which is not a business day) to holders of record on June 1, 2013). Although we will be permitted to pay cash dividends on our common shares after we have paid the then-current quarterly dividend on our 9.75% Series A Preferred Shares, we have no immediate plans to pay any cash dividends on our common shares. Any future payment of cash dividends on, or repurchases of, our common shares and 9.75% Series A Preferred Shares will depend upon our results of operations, financial condition, capital requirements and compliance with debt covenants and the terms of our 9.75% Series A Preferred Shares, and other factors considered relevant by our board of directors.

Furthermore, we are permitted under the terms of our debt agreements to incur additional indebtedness, the terms of which may severely restrict or prohibit the payment of dividends. We cannot assure you that the agreements governing our current and future indebtedness will permit us to pay dividends on our common shares.

The NOL Protective Amendment may limit your ability to dispose of the common shares and adversely impact the value of the common shares.

The NOL Protective Amendment restricts the ability of a person or group of persons to acquire, directly or indirectly, our common shares if after such acquisition the acquiring person or group of persons owns, directly or indirectly, 5% or more of the common shares. Accordingly, the NOL Protective Amendment reduces the class of potential acquirers for our common shares.

For so long as the NOL Protective Amendment is in effect, our board of directors intends to require the placement of a legend reflecting the NOL Protective Amendment on certificates representing newly issued or transferred shares. Because certain buyers, including persons who may wish to acquire 5% or more of our common shares and certain institutional holders who do not or choose not to hold common shares with restrictive legends, may not purchase our common shares, the NOL Protective Amendment could depress the value of our common shares in an amount that might more than offset any value conserved as a result of the preservation of the NOLs and built-in losses.

Non-U.S. holders may be subject to U.S. federal income taxes on payments in connection with a disposition of our common shares.

Because we believe that we are a United States real property holding corporation for U.S. federal income tax purposes, upon a sale or disposition of our common shares, non-U.S. holders may be subject to tax if (1) our common shares are not regularly traded on an established securities market, or (2) our common shares are regularly traded on an established securities market and the non-U.S. holder holds (or within the last five years has held), actually or constructively, common shares with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common shares on such date. See “Material United States Federal Tax Consequences to Non-U.S. Holders of Our Common Shares.”

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of (1) the common shares offered hereby will be approximately $47.3 million (or $54.4 million if the underwriters’ option to purchase up to 321,000 additional common shares is exercised in full) (assuming an offering price of $23.39 per share, the last reported sale price of our common shares on the New York Stock Exchange on March 4, 2013) and (2) the 2018 Convertible Notes offered pursuant to the concurrent notes offering will be approximately $47.8 million (or $55.0 million if the underwriters’ option to purchase up to an additional $7,500,000 aggregate principal amount of notes is exercised in full), in each case after deducting underwriting discounts and the estimated offering expenses payable by us. Of such net proceeds, we intend to use up to $50 million to redeem a portion of our outstanding 9.75% Series A Preferred Shares. To the extent that the total net proceeds of the concurrent offerings are less than the amounts estimated above, we intend to redeem a lesser amount (if any) of the 9.75% Series A Preferred Shares, and to the extent that the total net proceeds of the concurrent offerings are greater than the amounts estimated above, we may redeem a greater amount of the 9.75% Series A Preferred Shares. We intend to use the balance of such net proceeds for general corporate purposes, which may include acquisitions of land, land development, home construction, repayment of indebtedness or the payment of dividends on, or further redemptions of, our 9.75% Series A Preferred Shares. Neither this offering of common shares nor the concurrent notes offering is contingent on the completion of the other. To the extent that we redeem any of our 9.75% Series A Preferred Shares with the net proceeds of the offerings, it will be deemed to have the effect of using the proceeds on a pro rata basis from each offering.

Certain of our executive officers and directors beneficially own a portion of our outstanding 9.75% Series A Preferred Shares. To the extent that we redeem any 9.75% Series A Preferred Shares, any such executive officers and directors will participate in any such redemption on the same terms and conditions as any other beneficial owner.

CAPITALIZATION

The following table sets forth our consolidated cash and restricted cash and capitalization as of December 31, 2012:

•	on an actual basis; and

•

on an as adjusted basis to reflect the issuance of (1) the 2,140,000 common shares offered hereby (assuming an offering price of $23.39 per share, the last reported sale price of our common shares on the New York Stock Exchange on March 4, 2013, and no exercise of the underwriters’ option for this offering) and (2) $50,000,000 aggregate principal amount of our 2018 Convertible Notes in the concurrent notes offering (assuming no exercise of the underwriters’ option for the notes offering). See “Summary—Concurrent Notes Offering.”

Neither this offering nor the notes offering is contingent on the completion of the other.

You should read this table in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference in this prospectus supplement.

	As of December 31, 2012
(Dollars in thousands, except par values)	Actual	As adjusted for this offering and the concurrent notes offering
Cash and restricted cash(1)	$154,178	$199,230

Debt:
Homebuilding revolving credit facility(2)	—	—
8.625% senior notes due 2018, net of discount	227,670	227,670
3.25% convertible senior subordinated notes due 2017	57,500	57,500
% convertible senior subordinated notes due 2018	—	50,000
Note payable—other(3)	11,105	11,105

Total homebuilding debt	296,275	346,275
M/I Financial credit facilities(4)	67,957	67,957

Total debt	364,232	414,232

Shareholders’ Equity:
Preferred shares—$.01 par value; authorized 2,000,000 shares; 4,000 shares issued and outstanding(5)	96,325	48,163
Common shares—$.01 par value; authorized 38,000,000 shares; 21,687,253 shares (actual) and 23,827,253 shares (as adjusted) outstanding(6)	246	248
Additional paid-in capital	180,289	227,589
Retained earnings	117,048	115,212
Treasury shares—at cost (2,944,470 common shares)	(58,480)	(58,480)

Total shareholders’ equity	335,428	332,732

Total capitalization	$699,660	$746,964

(1)	At December 31, 2012, the Company had $8.7 million of restricted cash, which primarily consisted of homebuilding cash the Company had designated as collateral in accordance with the Letter of Credit Facilities and also included cash held in escrow of less than $0.2 million.

(2)	The Credit Facility has an aggregate commitment amount of up to $140 million (as determined by a borrowing base calculation), which may be increased up to $175 million in the aggregate, contingent on obtaining additional commitments from the lenders, including a $40 million sub-facility for letters of credit, and a maturity date of December 31, 2014. As of December 31, 2012, there were no borrowings outstanding and $17.3 million of letters of credit outstanding under the Credit Facility, and, after giving effect to the borrowing base calculation, the Company had net remaining borrowing availability of $47.3 million.
(3)	Represents the mortgage for our principal executive offices and other indebtedness.
(4)	The MIF Mortgage Warehousing Agreement has an aggregate commitment amount of $70 million and an expiration date of March 30, 2013. The MIF Mortgage Repurchase Facility has an aggregate commitment amount of $15 million and an expiration date of November 12, 2013. These facilities are used by M/I Financial primarily to provide financing for the origination of mortgage loans.
(5)	As adjusted for this offering and the concurrent notes offering gives effect to the use of net proceeds of the concurrent offerings to redeem $50 million of our outstanding 9.75% Series A Preferred Shares. To the extent that the total net proceeds of the concurrent offerings are less than the estimated amounts set forth in “Use of Proceeds,” the Company intends to redeem a lesser amount (if any) of the 9.75% Series A Preferred Shares, and to the extent that the total net proceeds of the concurrent offerings are greater than the estimated amounts set forth in “Use of Proceeds,” the Company may redeem a greater amount of the 9.75% Series A Preferred Shares. See “Use of Proceeds.”
(6)	As adjusted does not give effect to the conversion of the 2017 Convertible Notes or the 2018 Convertible Notes.

PRICE RANGE OF COMMON SHARES; DIVIDEND POLICY

Our common shares are listed on the New York Stock Exchange under the symbol “MHO.” The following table sets forth the high and low sales prices for transactions involving our common shares during each fiscal quarter indicated, as reported on the New York Stock Exchange.

	High	Low
Year ended December 31, 2011:
First quarter	$17.50	$12.58
Second quarter	$15.12	$11.03
Third quarter	$13.06	$5.88
Fourth quarter	$10.45	$5.08
Year ended December 31, 2012:
First quarter	$13.99	$9.20
Second quarter	$17.54	$11.26
Third quarter	$21.98	$15.81
Fourth quarter	$26.76	$19.21
Year ended December 31, 2013:
First quarter (through March 4, 2013)	$29.07	$20.82

On March 4, 2013, the last reported sales price of our common shares on the New York Stock Exchange was $23.39 per share. As of February 21, 2013, there were approximately 405 record holders of the Company’s common shares.

The indenture governing our 2018 Senior Notes limits our ability to pay dividends on our common shares and 9.75% Series A Preferred Shares to the amount of the positive balance in our “restricted payments basket,” as defined in the indenture. Additionally, the terms of our outstanding 9.75% Series A Preferred Shares prevent us from paying cash dividends on our common shares unless we have paid cash dividends on our 9.75% Series A Preferred Shares for the then-current quarterly dividend period. We were prohibited from paying dividends on our common shares and 9.75% Series A Preferred Shares from the third quarter of 2008 until the completion of our offering of common shares in September 2012 as a result of a deficit in our restricted payments basket under the indenture governing our 2018 Senior Notes and the terms of prior indebtedness that is no longer outstanding. The restricted payments basket became positive with the completion of our offering of common shares in September 2012 and, as a result of that offering and our net income in 2012, was $39.4 million at December 31, 2012. The restricted payments basket will be increased by the amount of the net proceeds from this offering of our common shares (but not by the net proceeds from the concurrent notes offering). We are permitted to pay dividends on our common shares and 9.75% Series A Preferred Shares to the extent of the positive balance in our restricted payments basket. Our board of directors has determined that we will pay the quarterly dividend on our 9.75% Series A Preferred Shares for the second quarter of 2013 (with such dividend being payable on June 17, 2013 (the next business day after the regular payment date of June 15 which is not a business day) to holders of record on June 1, 2013). Although we will be permitted to pay cash dividends on our common shares after we have paid the then-current quarterly dividend on our 9.75% Series A Preferred Shares, we have no immediate plans to pay any cash dividends on our common shares. Any future payment of cash dividends on, or repurchases of, our common shares and 9.75% Series A Preferred Shares will depend upon our results of operations, financial condition, capital requirements and compliance with debt covenants and the terms of our 9.75% Series A Preferred Shares, and other factors considered relevant by our board of directors.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF OUR COMMON SHARES

The following is a summary of material United States federal income and estate tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common shares issued pursuant to this offering. This discussion is not a complete analysis of all of the potential United States federal income and estate tax consequences relating thereto, nor does it address any gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws (such as Medicare contribution taxation). This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may change, possibly retroactively, resulting in United States federal income and estate tax consequences different from those discussed below. No ruling has been or is expected to be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common shares, or that any such contrary position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase our common shares issued pursuant to this offering and who hold our common shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the United States federal income and estate tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income and estate tax laws, including, without limitation, U.S. expatriates, partnerships or other pass-through entities or investors in pass-through entities, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and persons holding our common shares as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy.

Prospective investors are urged to consult their tax advisors regarding the particular United States federal income and estate tax consequences to them of acquiring, owning and disposing of our common shares, as well as any tax consequences arising under any state, local or foreign tax laws and any other United States federal tax laws.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common shares that is not a “U.S. person” or a partnership (or other entity or arrangement treated as a partnership) for United States federal income tax purposes. A U.S. person is any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Shares

If we make cash or other property distributions on our common shares, such distributions will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s adjusted tax basis in the common shares, but not below zero. Any excess will be treated as capital gain realized on the sale or other disposition of the common shares and will be treated as described under “—Gain on Disposition of Our Common Shares” below.

Dividends paid to a non-U.S. holder of our common shares generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but which qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common shares in connection with the conduct of a trade or business in the United States, and dividends paid on the common shares are effectively connected with such holder’s United States trade or business, the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must timely furnish to us or our paying agent a properly executed applicable IRS Form W-8 (or applicable successor form).

Any dividends paid on our common shares that are effectively connected with a non-U.S. holder’s United States trade or business generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States, unless an applicable income tax treaty provides otherwise. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Shares

A non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common shares, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common shares constitute a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”) for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common shares. We believe we are a USRPHC for United States federal income tax purposes. However, as long as our common shares are regularly traded on an established securities market, such common shares will be treated as a United States real property interest with respect to a particular non-U.S. holder only if such non-U.S. holder actually or constructively held more than 5% of such regularly traded common shares during the applicable period.

Unless an applicable income tax treaty provides otherwise, gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of all or a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders are urged to consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

With respect to the third bullet point above, if (1) our common shares are not regularly traded on an established securities market, or (2) our common shares are regularly traded on an established securities market and the non-U.S. holder actually or constructively holds (or within the last five years has held) common shares with a fair market value on the relevant date of determination that is greater than 5% of the total fair market value of our common shares on such date, gain recognized on the disposition of our common shares generally will be taxed in the same manner as gain described in the first bullet point above, except that the branch profits tax generally will not apply. Non-U.S. holders should consult with their tax advisors regarding whether any applicable income tax treaties may provide for different rules.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common shares paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 28% rate, however, generally will not apply to distribution payments to a non-U.S. holder of our common shares provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. holder status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient for purposes of the backup withholding rules.

Payments of the proceeds from a disposition by a non-U.S. holder of our common shares made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) will apply to those payments if the broker does not have documentary evidence that the beneficial owner is a non-U.S. holder, an exemption is not otherwise established and the broker is:

•	a U.S. person;

•	a controlled foreign corporation for United States federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

•

a foreign partnership if at any time during its tax year (1) one or more of its partners are U.S. persons who hold in the aggregate more than 50% of the income or capital interest in such partnership, or (2) it is engaged in the conduct of a United States trade or business.

Payment of the proceeds from a non-U.S. holder’s disposition of our common shares made by or through the United States office of a broker generally will be subject to information reporting and backup withholding unless the non-U.S. holder certifies as to its non-U.S. holder status under penalties of perjury, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

United States Federal Estate Tax

Our common shares held by an individual non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) will be treated as U.S. situs property subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Legislation Affecting Taxation of Common Shares Held By or Through Foreign Entities

Recently enacted legislation (“FATCA legislation”) may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution (whether as beneficial owner or intermediary) unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity (whether as beneficial owner or intermediary) unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.

Treasury Regulations provide that the withholding of 30% described in the preceding paragraph will not apply to dividends on our common shares until after December 31, 2013, and will not apply to gross proceeds from the sale or other disposition of our common shares until after December 31, 2016.

If any withholding under FATCA legislation is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld in excess of otherwise applicable withholding tax by filing a U.S. federal income tax return, which may entail significant administrative burden. A beneficial owner that is a foreign financial institution, but not a “participating foreign financial institution” (as defined under FATCA legislation) will be able to obtain a refund only to the extent an applicable income tax treaty with the United States entitles such beneficial owner to an exemption from, or reduced rate of, tax on the payment that was subject to withholding under FATCA legislation. Prospective investors should consult their tax advisors regarding this legislation.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL TAX CONSEQUENCES IS NOT TAX ADVICE. EACH NON-U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of common shares set forth opposite the underwriter’s name.

Underwriter	Number of Common Shares
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Zelman Partners LLC
The Huntington Investment Company
PNC Capital Markets LLC
Piper Jaffray & Co.

Total	$2,140,000

The underwriting agreement provides that the obligations of the underwriters to purchase the common shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the common shares (other than those covered by the option described below) if they purchase any of the common shares.

Common shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any common shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $                 per common share. If all the common shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

If the underwriters sell more common shares than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 321,000 additional common shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional common shares approximately proportionate to that underwriter’s initial purchase commitment. Any common shares issued or sold under the option will be issued and sold on the same terms and conditions as the other common shares that are the subject of this offering.

We, and our executive officers and directors, have agreed that, for a period of 60 days from the date of this prospectus supplement, we and they will not, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., dispose of or hedge any common shares or any securities convertible into or exchangeable for our common shares. J.P. Morgan Securities LLC and Citigroup Global Markets Inc. in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our common shares are listed on the New York Stock Exchange under the symbol “MHO.”

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option.

Paid by M/I Homes, Inc.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that our portion of the total expenses of this offering, excluding underwriting discounts and commissions, will be $250,000.

In connection with the offering, the underwriters may purchase and sell common shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option, and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option.

•	Covering transactions involve purchases of shares either pursuant to the underwriters’ option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option.

•	Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. In addition, affiliates of certain of the underwriters, including Wells Fargo Securities, LLC, are lenders, and in some cases agents or managers for the lenders, under our Credit Facility.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of common shares described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe for the common shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of common shares through any financial intermediary on our behalf, other than offers made by the underwriters with a view to the final placement of the common shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the common shares, other than the underwriters, is authorized to make any further offer of the common shares on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the issuance of the common shares offered by this prospectus supplement, will be passed upon by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio. Certain legal matters in connection with this offering will passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site that contains reports, proxy and information statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

In addition, our common shares are listed on the New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

Our internet website address is www.mihomes.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus supplement, and the reference to our website does not constitute incorporation by reference in this prospectus supplement of the information contained at that site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated into this prospectus supplement by reference and considered a part of this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on February 25, 2013;

•	our Current Report on Form 8-K filed with the SEC on February 26, 2013; and

•

the description of our common shares, $.01 par value per share, contained in our registration statement on Form S-3 (file no. 333-176088) filed with the SEC on August 5, 2011, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus supplement all other documents (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K and exhibits filed with such reports that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination or completion of the offering of common shares under this prospectus supplement.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents incorporated by reference in this prospectus supplement (including exhibits specifically incorporated by reference in those documents). Written or telephone requests should be directed to:

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

Attention: J. Thomas Mason, Chief Legal Officer

(614) 418-8000

PROSPECTUS

$250,000,000

M/I Homes, Inc.

Debt Securities

Guarantees of Debt Securities

Common Shares

Preferred Shares

Depository Shares

Warrants

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer from time to time debt securities, common shares, preferred shares, depositary shares, warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities, rights to purchase debt securities, common shares, preferred shares or depositary shares, stock purchase contracts, stock purchase units and units of one or more of those securities having an aggregate offering price not to exceed $250,000,000 (in United States dollars or, if any securities are issued in a foreign currency, currency unit or composite currency, the equivalent thereof in such other currency, currency unit or composite currency). The debt securities may be either senior debt securities or subordinated debt securities. This prospectus also covers guarantees, if any, of our payment obligations under the debt securities, which may be given from time to time by one or more of our subsidiaries, on terms to be determined at the time of the offering.

We may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time we offer securities, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement. The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in any securities.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “MHO.” Unless we state otherwise in the applicable prospectus supplement, we will not list any of the securities on any securities exchange.

We may sell the securities directly to purchasers or to or through underwriters, dealers or agents. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable fees, discounts or commissions.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus, in one or more separate offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $250,000,000.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer the securities. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific terms of the securities offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement, together with the information described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document, or that any information we have incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference.

Unless the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” refer to M/I Homes, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements regarding our future business, financial condition, liquidity and results of operations. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. We use words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties will be described under the “Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus, and include, among other factors:

•

the homebuilding industry is experiencing a prolonged and severe downturn that may continue for an indefinite period and adversely affect our business and results of operations compared to prior periods;

•

additional adverse changes in economic conditions in markets where we conduct our operations and where prospective purchasers of our homes live could further reduce the demand for homes and, as a result, could adversely affect our results of operations and continue to adversely affect our financial condition;

•

further tightening of residential consumer mortgage lending or mortgage financing requirements or further volatility in credit and consumer lending markets could adversely affect the availability of residential consumer mortgage loans for some potential purchasers of our homes and thereby reduce our sales;

•	our strategies in responding to the adverse conditions in the homebuilding industry have had limited success, and the continued implementation of these and other strategies may not be successful;

•	demand for new homes is sensitive to economic conditions over which we have no control, such as the availability of mortgage financing;

•	increasing interest rates could cause defaults for homebuyers who financed homes using non-traditional financing products, which could increase the number of homes available for resale;

•	our land investment exposes us to significant risks, including potential impairment write-downs, that could negatively impact our profits if the market value of our inventory declines;

•	if we are unable to successfully compete in the highly competitive homebuilding industry, our financial results and growth may suffer;

•

if economic conditions worsen or the current challenging economic conditions continue for an extended period of time, this could have continued negative consequences on our operations, financial position, and cash flows;

•	interest rate increases or changes in federal lending programs or regulations could lower demand for our homes;

•	inflation could adversely affect us, particularly in a period of declining home sale prices;

•	tax law changes could make home ownership more expensive or less attractive;

•	our limited geographic diversification could adversely affect us if the homebuilding industry in our markets declines;

•	we may not be successful in integrating acquisitions or implementing our growth strategies;

•	if we are unable to obtain suitable financing, our business may be negatively impacted;

•	the mortgage warehousing agreement of our financial services segment will expire in March 2012;

•	reduced numbers of home sales may force us to absorb additional carrying costs;

•	we could be adversely affected by a negative change in our credit rating;

•	errors in estimates and judgments that affect decisions about how we operate and on our reported amounts of assets, liabilities, revenues and expenses could have a material impact on us;

•	if our ability to resell mortgages to investors is impaired, we may be required to broker loans;

•	we compete on several levels with homebuilders that may have greater sales and financial resources than us, which could hurt our future earnings;

•	our net operating loss carryforwards could be substantially limited if we experience an “ownership change” as defined in Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

•	our results of operations, financial condition and cash flows could be adversely affected if pending or future legal claims against us are not resolved in our favor;

•

the terms of our indebtedness may restrict our ability to operate and, if our financial performance further declines, we may be unable to maintain compliance with the covenants in the documents governing our indebtedness;

•	our indebtedness could adversely affect our financial condition, and we and our subsidiaries may incur additional indebtedness, which could increase the risks created by our indebtedness;

•	in the ordinary course of business, we are required to obtain performance bonds, the unavailability of which could adversely affect our results of operations and/or cash flows;

•	changes in accounting principles, interpretations and practices may affect our reported revenues, earnings and results of operations;

•	we could be injured by failures of persons who act on our behalf to comply with applicable regulations and guidelines;

•	our income tax provision and other tax liabilities may be insufficient if taxing authorities are successful in asserting tax positions that are contrary to our position;

•	we experience fluctuations and variability in our operating results on a quarterly basis and, as a result, our historical performance may not be a meaningful indicator of future results;

•	homebuilding is subject to warranty and liability claims in the ordinary course of business which may lead to additional reserves or expenses;

•	natural disasters and severe weather conditions could delay deliveries, increase costs and decrease demand for homes in affected areas;

•	supply shortages and other risks related to the demand for skilled labor and building materials could increase costs and delay deliveries;

•	we are subject to extensive government regulations which could restrict our homebuilding or financial services business; and

•	we are dependent on the services of certain key employees, and the loss of their services could hurt our business.

The factors identified above are illustrative but are not intended to represent a complete list of all the factors that could adversely affect our business, financial condition, liquidity or results of operations. You should evaluate all forward-looking statements with an understanding of their inherent uncertainty. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. However, you should consult further disclosures made on related subjects in our subsequent filings and reports with the SEC.

M/I HOMES, INC.

We are one of the nation’s leading builders of single-family homes. We commenced homebuilding activities in 1976 and, since that time, we have delivered over 79,000 homes. We construct and sell single-family homes, attached townhomes and condominiums to first-time, move-up, empty-nester and luxury buyers, with a particular focus on first-time and value-focused buyers, under the M/I Homes, Showcase Homes and TriStone Homes trade names.

We have homebuilding operations in the following geographic markets: Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Chicago, Illinois; Tampa and Orlando, Florida; Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C. As of June 30, 2011, we offered homes for sale in 115 communities within eleven markets located in nine states. We offer a variety of home styles at base prices ranging from approximately $85,000 to $1,300,000, with an average sales price, including options, of $234,000 for the six months ended June 30, 2011.

We support our homebuilding operations by providing mortgage financing services through our wholly-owned subsidiary, M/I Financial Corp., and title services through subsidiaries that are either wholly- or majority-owned by us.

M/I Homes, Inc. is an Ohio corporation incorporated through predecessor entities in 1973. Our principal executive offices are located at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, and our telephone number is (614) 418-8000. Our website address is www.mihomes.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, as well as the risk factors set forth under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In addition, see “Forward-Looking Statements” above for a description of certain risks and uncertainties associated with our business. The market or trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or a part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends, or the deficiency of earnings available to cover fixed charges and combined fixed charges and preferred stock dividends, as appropriate, for the periods indicated.

	Six Months Ended	Fiscal Year Ended December 31,
(Dollars in thousands)	June 30, 2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	—	—	—	—	—	1.7
Coverage deficiency	$25,660	$24,085	$90,820	$211,906	$149,705	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	1.7
Coverage deficiency	$25,660	$24,085	$90,820	$219,769	$161,500	—

The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges. Earnings consist of (loss) income from continuing operations before income taxes, loss (income) of unconsolidated joint ventures, fixed charges and interest amortized to cost of sales, excluding capitalized interest. Fixed charges consist of interest incurred, amortization of debt costs and that portion of operating lease rental expense (33%) deemed to be representative of interest. The ratio of earnings to combined fixed charges and preferred stock dividends is determined by dividing earnings by combined fixed charges and preferred stock dividends. Preferred stock dividends represent dividends on our outstanding 9.75% Series A Preferred Shares multiplied by the ratio which pre-tax income from continuing operations bears to income from continuing operations.

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes. General corporate purposes may include the acquisition and development of land, repayment of indebtedness, repurchase of shares, capital expenditures, mergers, acquisitions and other strategic investments.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth certain general terms that may apply to the debt securities that we may offer under this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. The indebtedness represented by the senior debt securities will rank equally with all of our other unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of our senior debt, to the extent and in the manner set forth in the prospectus supplement for the securities. See “—Subordination” below. The debt securities may be guaranteed by certain of our direct and indirect wholly-owned subsidiaries. See “—Guarantees” below.

For more information about the debt securities that we may offer, please refer to:

•	the form of indenture between us and an as yet to be identified trustee, relating to the issuance of each series of our senior debt securities; and

•	the form of indenture between us and an as yet to be identified trustee, relating to the issuance of each series of our subordinated debt securities.

The forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The indentures listed above are sometimes collectively referred to as the “indentures” and individually referred to as an “indenture.” The trustee under each indenture is referred to as the “indenture trustee.” The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following their execution. We have not yet selected an indenture trustee for either of the indentures, and we have not yet executed either indenture. Prior to issuing any debt securities, we will select an indenture trustee for the applicable indenture or indentures, qualify such indenture trustee or trustees under the Trust Indenture Act and execute the applicable indenture or indentures.

The indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the applicable indenture. We will describe the specific terms of a series of debt securities and the extent, if any, to which the specific terms of the debt securities modify the terms of the applicable indenture in the prospectus supplement relating to the debt securities.

This summary is subject to, and qualified in its entirety by reference to, the indentures, which contain the full legal text of the matters described in this section. For your reference, we have included in this summary parenthetical references to certain sections of the indentures, which sections are incorporated herein by reference. This summary also is subject to, and qualified in its entirety by reference to, the description of the specific terms of the debt securities in the applicable prospectus supplement.

General

We will be able to issue an unlimited amount of debt securities under each indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. (See Section 301 of the indentures.)

Prior to the issuance of each series of debt securities, we will specify the terms of the particular securities in a supplemental indenture or in a resolution of our board of directors or in one or more officers’ certificates pursuant to a board resolution. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including the following:

•	the title of, and the price at which we will sell, the debt securities;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which principal will be payable or how to determine such dates;

•

the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates;” any record dates for the interest payable on the interest payment dates; and our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the place of payment on the debt securities;

•

any obligation or option we have to redeem, purchase or repay debt securities, or any option of the registered holder to require us to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

•	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

•

the currency or currencies, including composite currencies or currency units, in which payment of the principal of, and premium, if any, or interest on, any of the debt securities will be payable if other than the currency of the United States of America;

•	the terms and conditions upon which the currency in which the debt securities are payable may change;

•	any index, formula or other method used to determine the amount of principal, premium, if any, or interest;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable if the maturity date of the debt securities is accelerated;

•	any event of default applicable to the debt securities, in addition to those included in the applicable indenture;

•	any covenants included for the benefit of the holders of the debt securities in addition to (and not inconsistent with) those included in the applicable indenture;

•	provisions, if any, restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

•	provisions relating to modification of the terms of the debt securities or the rights of holders of the debt securities;

•	provisions, if any, restricting the incurrence of additional debt or the issuance of additional securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

•	whether the debt securities will be convertible into or exchangeable for our common shares or preferred shares and the terms of any such conversion or exchange;

•	the terms of the subordination of any series of subordinated debt securities;

•	restrictions, if any, on transfer, sale or other assignment of the debt securities;

•	provisions, if any, for a sinking fund purchase or other analogous fund;

•	information describing any book-entry features of the debt securities;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in Section 1273(a) of the Code;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt securities;

•	whether or not the debt securities will be guaranteed by any of our subsidiaries and, if so, the names of the initial guarantors;

•

the name of the indenture trustee, the nature of any material relationship between us or our affiliates and the indenture trustee, the percentage of debt securities of a series necessary to require the indenture trustee to take action, and what indemnification the indenture trustee may require before proceeding to take action;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities; and

•

any other terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any terms that may be required by us or advisable under applicable laws or regulations or in connection with the marketing of the debt securities. (See Section 301.)

If the debt securities are denominated in whole or in part in any currency other than United States dollars, if the principal of, and premium, if any, and interest on, the debt securities are to be payable in a currency or currencies other than that in which such debt securities are to be payable, or if any index is used to determine the amount of payments of principal of, and premium, if any, and interest on, any series of the debt securities, the applicable prospectus supplement will describe any special federal income tax, accounting and other considerations applicable to such debt securities. (See Section 301.)

Guarantees

Any series of debt securities issued under this prospectus may be guaranteed by certain of our direct and indirect wholly-owned subsidiaries. If we issue a series of guaranteed debt securities, the guarantees will be set forth in a supplemental indenture relating to such series, and the applicable prospectus supplement will describe the terms and conditions of the guarantees.

Unless otherwise stated in the applicable prospectus supplement, each guarantor of a series of guaranteed debt securities will fully and unconditionally guarantee, on a joint and several basis, the due and punctual payment of the principal of, and premium, if any, and interest on, the debt securities of such series and all other amounts due and payable under the applicable indenture, when and as such amounts become due and payable, all in accordance with the terms of such debt securities and the applicable indenture. (See Section 1401 of the senior debt indenture and Section 1501 of the subordinated debt indenture.)

Unless otherwise stated in the applicable prospectus supplement, the obligations of each guarantor under its guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantee not constituting a fraudulent conveyance or transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or transfer under applicable law. If that were to occur, the court could void the guarantor’s obligations under its guarantee, subordinate that guarantee to other debt and liabilities of the guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the guarantor. (See Section 1403 of the senior debt indenture and Section 1503 of the subordinated debt indenture.)

Unless otherwise stated in the applicable prospectus supplement:

•

each guarantee of a series of senior debt securities will be the unsecured senior obligation of the applicable guarantor, and will rank pari passu in right of payment with all unsecured debt of the guarantor that is not, by its terms, expressly subordinated in right of payment to the guarantee; and

•

each guarantee of a series of subordinated debt securities will be the unsecured subordinated obligation of the applicable guarantor, and will be subordinate and subject in right of payment to the prior payment in full of all senior indebtedness of the guarantor to the same extent and manner that payments with respect to the subordinated debt securities are subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer of such debt securities. See “—Subordination” below. (See Section 1401 of the senior debt indenture and Section 1501 of the subordinated debt indenture).

Any guarantor may be released as a guarantor, and its guarantee terminated:

•	upon a sale or disposition of all or substantially all of its assets (whether by merger or otherwise), in accordance with the applicable indenture, to any person other than us;

•	if it merges with and into us, with us surviving the merger; or

•

if we exercise our legal defeasance option or covenant defeasance option with respect to such series of debt securities, or if the obligations under the applicable indenture are satisfied and discharged in accordance with the terms of the indenture. (See Section 1404 of the senior debt indenture and Section 1504 of the subordinated debt indenture.)

Payment of Debt Securities—Interest

Unless otherwise stated in the applicable prospectus supplement, we will pay interest on the debt securities on each interest payment date to the person in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date. (See Section 307.)

However, if we default in paying interest on the debt securities, we will pay defaulted interest in either of the two following ways:

•

First, we will propose to the indenture trustee a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holders of the debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the indenture trustee believes our proposal is practicable, payment will be made as proposed. (See Section 307.)

Payment of Debt Securities—Principal

Unless otherwise stated in the applicable prospectus supplement, we will pay the principal of and premium, if any, on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our paying agent. Any other paying agent initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement.

Form; Transfers; Exchanges

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise specified in a prospectus supplement, in denominations that are integral multiples of $1,000. (See Section 302.)

Subject to the terms of the indentures and the limitations described in the applicable prospectus supplement, you may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is referred to as an “exchange.”

Subject to the terms of the indentures and the limitations described in the applicable prospectus supplement, you may exchange or transfer debt securities at the office of the indenture trustee. The indenture trustee acts as our agent for registering the debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is referred to as the “security registrar.” The security registrar will also perform transfers and exchanges. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Section 1002.)

Unless otherwise stated in the applicable prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (i) debt securities during a period of 15 days prior to giving any notice of redemption or (ii) any debt securities selected for redemption in whole or in part, except for the unredeemed portion of any debt securities being redeemed in part. All debt securities issued upon any transfer or exchange of debt securities will be valid obligations of us, evidencing the same debt, and entitled to the same benefits under the applicable indenture, as the debt securities surrendered upon such transfer or exchange. (See Section 305.)

Redemption

We will set forth the terms, if any, for redemption of the debt securities in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate. (See Sections 1102, 1103 and 1104.)

Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt securities for redemption. If only a portion of your debt securities is redeemed, the indenture trustee will deliver to you, without charge, new debt securities of the same series for the remaining portion. (See Sections 1106 and 1107.)

We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the redemption date, we will not be required to redeem the debt securities. (See Section 1105.)

Events of Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

•	we do not pay any interest on any debt securities of the applicable series within 30 days of the due date and the time for payment has not been extended or deferred;

•	we do not pay the principal of or premium, if any, on any debt securities of the applicable series on the due date and the time for payment has not been extended or deferred;

•	we do not deposit any sinking fund payment when due by the terms of the applicable debt securities;

•

we remain in breach of a covenant or warranty (excluding covenants and warranties not applicable to the affected series) of the applicable indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach (which notice must be sent by either the indenture trustee or the registered holders of at least 10% of the aggregate principal amount of debt securities of the affected series);

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur;

•	we fail to convert or exchange any debt securities which are convertible into or exchangeable for our common shares or preferred shares when required by the terms of such securities; or

•	any other event of default specified in the applicable indenture or prospectus supplement occurs. (See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indentures.

Remedies

Acceleration. If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If an event of default relating to our bankruptcy, insolvency, receivership or reorganization occurs with respect to any series of debt securities, the principal amount of all of the debt securities of that series will become automatically due and payable without any declaration or other action on the part of the indenture trustee or any registered holder. (See Section 502.)

Rescission of Acceleration. After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences if we pay or deposit with the indenture trustee a sum sufficient to pay:

•	all overdue interest;

•	the principal and premium, if any, which have become due other than by the declaration of acceleration and overdue interest on these amounts;

•	interest on overdue interest to the extent lawful; and

•	all amounts due to the indenture trustee under the indenture,

and all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture. (See Section 502.)

For more information regarding the waiver of events of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations. Subject to the applicable indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee; or

•	exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the affected series. (See Section 512.)

If an event of default is continuing with respect to all the series of the debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series.

The rights of registered holders to make such direction are subject to the following limitations:

•	such direction may not conflict with any law or the applicable indenture; and

•	such direction may not involve the indenture trustee in personal liability where the indenture trustee believes indemnity is not adequate.

The indenture trustee may also take any other action it deems proper which is consistent with the direction of the registered holders. (See Sections 512 and 603.)

Each indenture provides that no registered holder of the debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture, unless:

•	that registered holder has previously given the indenture trustee written notice of a continuing event of default;

•

the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written requests to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee indemnity satisfactory to the indenture trustee against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series. (See Section 507.)

No registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. However, each registered holder has an absolute and unconditional right to receive payment on the debt securities when due and to bring a suit to enforce that right. (See Sections 507 and 508.)

Notice of Default

The indenture trustee is required, under each indenture, to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, except that in the case of an event of default due to our failure to deposit any sinking fund payment when due, no notice shall be given to the registered holders until at least 60 days after the occurrence of the default. The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the indenture trustee with an annual statement as to our compliance with the conditions and covenants in the indentures. (See Section 1004.)

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series, voting as one class, may waive, on behalf of the registered holders of all debt securities of all such series, any past default under the applicable indenture, except a default in the payment of principal, premium, if any, or interest, or a default with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of each registered holder of the outstanding debt securities. Any such waiver will cure the default or event of default. (See Section 513.)

Compliance with certain of the covenants in the indentures may be waived by the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series, considered as one class. (See Section 1008.)

Covenants

Unless otherwise stated in the applicable prospectus supplement, the covenants described below apply to any and all series of debt securities. We will describe any additional covenants for a particular series of debt securities in the applicable prospectus supplement.

Payment of Principal, Premium and Interest. We, for the benefit of each series of debt securities, will warrant to duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest on, the debt securities of that series in accordance with the terms of such securities and the applicable indenture. (See Section 1001.)

Maintenance of Office or Agency. We will maintain for each series of debt securities an office or agency where securities of that series may be presented or surrendered for payment or for registration of transfer, exchange or conversion and where notices and demands on us may be served. We will give prompt written notice to the indenture trustee of the location, and any change in the location, of such office or agency. (See Section 1002.)

Money for Securities Payments to be Held in Trust. If at any time we act as our own paying agent with respect to any series of debt securities, we will, on or before each due date of the principal of, and premium, if any, and interest on, any of the debt securities of that series, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest becoming due until such sums are paid to such persons or otherwise disposed of as provided in the applicable indenture, and we will promptly notify the indenture trustee of our action or failure to so act. Whenever we have one or more paying agents for any series of debt securities, we will, prior to each due date of the principal of, and premium, if any, and interest on, any debt securities of that series, deposit with a paying agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such paying agent is the indenture trustee) we will promptly notify the indenture trustee of our action or failure to so act. (See Section 1003.)

Statement by Officers as to Default. We will deliver to the indenture trustee, within 120 calendar days after the end of each fiscal year ending after the first date any series of debt securities issued under the indenture is outstanding, an officers’ certificate stating whether or not, to the knowledge of such person after due inquiry, we are in default in the performance and observance of any of the terms, provisions and conditions of the indenture (without regard to any grace period or requirement to provide notice) and, if we are in default, specifying all such defaults and the nature and status of such defaults as to which such person has knowledge. (See Section 1004.)

Existence. Subject to Article 8 of the indenture (“Consolidation, Merger, Conveyance, Transfer or Lease”), we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (charter and statutory) and franchises; provided, however, that we will not be required to preserve any such right or franchise if our board of directors determines that the preservation of such right or franchise is no longer desirable in the conduct of our business and that the loss of such right or franchise will not result in a material adverse effect to the holders of the debt securities. (See Section 1005.)

Maintenance of Properties. We will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment so that we may properly and advantageously conduct our business at all times; provided, however, that we will not be prevented from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders of the debt securities. (See Section 1006.)

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, all taxes, assessments and governmental charges imposed on us upon our income, profits or property and all lawful claims for labor, materials and supplies which, if unpaid, could by law become a lien upon our property, except to the extent that we are contesting any such tax, assessment, charge or claim in good faith. (See Section 1007.)

Consolidation, Merger, Conveyance, Transfer or Lease. We will not consolidate with or merge into any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any entity, unless:

•

the entity formed by the consolidation or into which we are merged, or the entity which acquires or leases all or substantially all of our property and assets, is an entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of ,and premium, if any, and interest on, all the outstanding debt securities and the performance of all of our covenants under the applicable indenture;

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing; and

•	all other conditions specified in the applicable indenture are met. (See Section 801.)

Modification of Indentures

Without Registered Holder Consent. We and the applicable indenture trustee may, without the consent of any registered holders of the debt securities, enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants or other provisions for the benefit of the registered holders of all or any series of debt securities, or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of debt securities;

•	to provide for the issuance of bearer securities or to provide for the issuance of uncertificated debt securities and to make all appropriate changes for such purpose;

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the registered holders;

•	to secure the debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee;

•	to provide holders with rights to convert their debt securities into our common shares or preferred shares;

•	to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect; or

•	to add any subsidiary as a guarantor or to remove a guarantor in accordance with the terms of the applicable indenture (See Section 901.)

With Registered Holder Consent. We and the applicable indenture trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification, voting as one class. However, no amendment or modification may, without the consent of each registered holder of outstanding debt securities affected by such amendment or modification:

•

change the stated maturity of the principal of, or premium, if any, and interest on, any debt securities (other than pursuant to the terms of the debt securities), or reduce the principal amount, premium, if any, or interest payable or change the currency in which any debt securities are payable, or impair the right of the registered holder to bring suit to enforce any payment;

•

reduce the percentage of registered holders whose consent is required for any supplemental indenture or any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	modify certain provisions of the indenture relating to supplemental indentures and waivers of certain covenants and past defaults; or

•

make any change that adversely affects the right to convert any convertible debt securities or decrease the conversion rate or increase the conversion price of any convertible debt securities. (See Section 902.)

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of registered holders of debt securities of one or more series will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series. (See Section 902.)

Miscellaneous

The indentures provide that certain of the debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the applicable indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indentures, in the manner and subject to the limitations provided in the indentures. In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Defeasance and Covenant Defeasance

The indentures provide, unless the terms of the particular series of debt securities state otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance;” or

•	released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as “covenant defeasance.” (See Sections 1302 and 1303).

One condition that we must satisfy in connection with any defeasance is the irrevocable deposit with the indenture trustee, in trust, of money or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of, and premium, if any, and interest on, those debt securities on the maturity dates of the payments or upon redemption. In addition, we must deliver to the indenture trustee an opinion of counsel confirming that there will be no federal income tax consequences to the holders of the debt securities as a result of the defeasance and an officers’ certificate confirming, if applicable, that the securities will not be delisted. (See Section 1304.)

The indentures permit defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities that were defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. However, if acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the cash and government obligations in the defeasance trust could be less than the principal, premium, if any, and interest then due on the series of debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Resignation and Removal of an Indenture Trustee; Deemed Resignation

An indenture trustee, once selected and duly qualified, may resign at any time by giving written notice to us. An indenture trustee may also be removed by act of the registered holders of a majority in aggregate principal amount of the then outstanding debt securities of any series. No resignation or removal of an indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the applicable indenture. Under some circumstances, we may appoint a successor indenture trustee and, if the successor indenture trustee accepts such appointment, the indenture trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless otherwise stated in the applicable prospectus supplement, any series of subordinated debt securities issued under this prospectus will be subordinate and junior in right of payment to the prior payment in full of all of our existing and future senior indebtedness. However, our obligation to pay the principal of, and premium, if any, and interest on, the subordinated debt securities will not otherwise be affected. (See Section 1401 of the subordinated debt indenture.)

If our assets are distributed upon our dissolution, winding-up, liquidation or reorganization, we must pay all of our senior indebtedness in full before we make any payment on account of the principal of, or premium, if any, and interest on, any subordinated debt securities. If, in connection with our dissolution, winding-up, liquidation or reorganization, any payment or distribution is received by the subordinated debt indenture trustee or by the holders of the subordinated debt securities before we have paid all of our senior indebtedness in full, such payment or distribution must be paid over or delivered to the holders of any unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. (See Section 1402 of the subordinated debt indenture).

If any of the subordinated debt securities are declared due and payable before their stated maturity, the holders of our senior indebtedness will be entitled to receive payment in full of their senior indebtedness before the holders of the subordinated debt securities will be entitled to receive any payment on account of the principal of, or premium, if any, and interest on, the subordinated debt securities. (See Section 1403 of the subordinated debt indenture.)

In the event of a default by us in the payment of amounts due on any of our senior indebtedness, we may not make any payment on account of the principal of, or premium, if any, or interest on, the subordinated debt securities until such default has been cured or waived. (See Section 1404 of the subordinated debt indenture.)

Due to the subordination feature of the subordinated debt securities, if our assets are distributed upon our dissolution, winding-up, liquidation or reorganization, some or all of the holders of our senior indebtedness may recover more, ratably, than holders of the subordinated debt securities. If we issue a series of subordinated debt securities under this prospectus, the applicable prospectus supplement will set forth the aggregate amount of senior indebtedness outstanding as of a recent date and will describe any limitation on the issuance of additional senior indebtedness or state that there is no such limitation.

Book-Entry, Delivery and Form

The debt securities issued hereunder may be issued in book-entry form and may be represented by one or more notes in registered global form that are deposited with or on behalf of a depositary. The specific terms of the depositary arrangement will be described in the applicable prospectus supplement. We anticipate that the following provisions generally will apply to such depositary arrangement.

Unless otherwise stated in the applicable prospectus supplement, the global notes will be deposited with the indenture trustee as custodian for The Depository Trust Company (“DTC”) and will be registered in the name of a nominee of DTC. DTC will maintain the global notes through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in DTC’s system.

Under the terms of the indentures, we and the indenture trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners of such notes for the purpose of receiving payments and for all other purposes. Therefore, so long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee will be considered the sole holder of outstanding notes under the indentures.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days, or if we, at our option, notify the indenture trustee in writing that we elect to cause the issuance of notes in definitive form under the applicable indenture. In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Except as otherwise stated in the applicable prospectus supplement, for so long as DTC or its nominee is the registered owner of a global note, owners of beneficial interests in the global note: (i) will not be entitled to have any of the individual debt securities of the series represented by the global note registered in their names; (ii) will not receive or be entitled to receive physical delivery of any of those debt securities in definitive form; and (iii) will not be considered the owners or holders of those debt securities under the applicable indenture.

Payment of the principal of, and premium, if any, and interest on, debt securities represented by a global note will be made to DTC or its nominee as the registered owner of the global note representing those debt securities. We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest in respect of the global note representing those debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note for those debt securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practices, as is currently the case with securities held for the accounts of customers in “street name.” These payments will be the responsibility of the participants. Neither we nor the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the global note for the debt securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the material features of our capital stock. This summary is subject to, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Regulations (the “Regulations”), each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Authorized Capital Stock

Our authorized capital stock consists of 38,000,000 common shares, par value $.01 per share, and 2,000,000 preferred shares, par value $.01 per share, of which 6,000 have been designated as 9.75% Series A Preferred Shares, par value $.01 per share (the “Series A Preferred Shares”). As of July 29, 2011, there were 18,712,283 common shares issued and outstanding, 3,389,440 common shares held by us in treasury and 4,000 preferred shares issued and outstanding (all of which were Series A Preferred Shares).

Common Shares

Holders of our common shares are entitled to:

•	one vote for each share held;

•	receive dividends when, as and if declared by our board of directors from funds legally available therefor, subject to the rights of holders of preferred shares, if any; and

•

share ratably in our net assets legally available to our shareholders in the event of our liquidation, dissolution or winding up, after provision for the distribution of preferential amounts to the holders of preferred shares, if any.

Holders of our common shares have no preemptive, subscription, redemption, conversion, exchange or cumulative voting rights. The rights, preferences and privileges of the holders of our common shares are subject to, and may be adversely affected by, the rights, preferences and privileges of holders of our preferred shares, including any preferred shares that we may designate and issue in the future.

Our common shares are listed on NYSE under the trading symbol “MHO.” Our outstanding common shares are, and any common shares that we issue under this prospectus and any applicable prospectus supplement will be, when issued, fully paid and nonassessable.

Preferred Shares

Our Articles authorize our board of directors to issue, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of NYSE, up to an aggregate of 2,000,000 preferred shares in one or more series. Our board of directors is also authorized to determine and fix the powers, designations, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations and restrictions thereof, including the designation and authorized number of each series, dividend rights, voting rights, conversion and exchange rights, redemption rights, liquidation rights, sinking fund requirements, preemptive rights and restrictions on the issuance of shares. Absent a determination by our board of directors to establish different voting rights, holders of preferred shares will be entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class, except that the Ohio General Corporation Law entitles the holders of preferred shares to exercise a class vote on certain matters.

Our board of directors will fix the powers, designations, preferences and relative, participating, optional and other special rights of each series of preferred shares that we sell under this prospectus and any applicable prospectus supplement, and the qualifications, limitations and restrictions of such series, in a certificate of amendment to our Articles relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference therein from another report that we file with the SEC, the form of any certificate of amendment to our Articles that describes the terms of the series of preferred shares that we are offering before the issuance of the related series of preferred shares. We will also describe in the applicable prospectus supplement the terms of the series of preferred shares being offered.

Our board of directors may authorize the issuance of preferred shares with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common shares. The issuance of preferred shares could have the effect of decreasing the market price of our common shares, decreasing the amount of earnings and assets available for distribution to holders of our common shares and creating restrictions upon the payment of dividends and other distributions to holders of our common shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of us without further action by our shareholders. When we issue preferred shares under this prospectus and the applicable prospectus supplement, such preferred shares will be fully paid and nonassessable.

Series A Preferred Shares

Pursuant to our Articles, 6,000 of our preferred shares have been designated as Series A Preferred Shares. On March 15, 2007, we issued 4,000 Series A Preferred Shares, represented by 4,000,000 depositary shares. See “—Depositary Shares” below. The registration statement of which this prospectus is a part does not register any of our authorized but unissued Series A Preferred Shares.

Dividends

Holders of Series A Preferred Shares receive when, as, and if declared by our board of directors, out of funds legally available for payment of dividends under Ohio law, cash dividends. Dividends are payable quarterly in arrears on the 15th day of March, June, September and December of each year at an annual rate of 9.75% of the $25,000 liquidation preference of each preferred share. Following a “change of control event,” as defined in our Articles, dividends on the Series A Preferred Shares, when, as and if declared by us, will increase to an annual rate of 10.75% of the $25,000 liquidation preference per share. Dividends on the Series A Preferred Shares are not cumulative and, accordingly, if for any reason we do not declare a dividend on the Series A Preferred Shares for a quarterly dividend period, holders of the Series A Preferred Shares have no right to receive a dividend for that period, and we have no obligation to pay a dividend for that period, whether or not we pay dividends in full or have sufficient funds to pay dividends in the future. The Series A Preferred Shares rank senior to our common shares with respect to the payment of dividends. As a result, unless dividends have been declared and paid or set apart on the Series A Preferred Shares for the then-current quarterly dividend period, no dividends may be declared or paid or set apart for payment on our common shares for that period, other than dividends or distributions paid in our common shares, or options, warrants or rights to subscribe for or purchase our common shares or any of our other equity ranking junior to the Series A Preferred Shares as to the payment of dividends and the distribution of assets upon our dissolution, liquidation or winding up. We may, in our discretion, choose to pay dividends on the Series A Preferred Shares without paying any dividends on our common shares or other junior equity.

Voting Rights

The Series A Preferred Shares have no voting rights, except as provided for in our Articles or as otherwise required by the Ohio General Corporation Law. So long as any Series A Preferred Shares remain outstanding, we will not, without the affirmative vote of the holders of at least a majority of the Series A Preferred Shares:

•

authorize, create or issue any shares of capital stock ranking, as to dividends or upon liquidation, dissolution or winding up, senior to the Series A Preferred Shares, or reclassify any authorized shares of capital stock into any such shares of such capital stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock;

•

amend the terms of the Series A Preferred Shares in our Articles, whether by merger, consolidation or otherwise, so as to change the express terms, or add express terms, in a manner substantially prejudicial to holders of the Series A Preferred Shares; or

•	adopt any other amendment to our Articles that requires a vote of the holders of the shares of a particular class pursuant to Section 1701.71(B) of the Ohio Revised Code.

Any increase in the amount of our authorized common shares or preferred shares, any increase or decrease in the number of shares of any other series of preferred shares, or any authorization, creation and issuance of other classes or series of common shares or other shares, in each case ranking equally with or junior to the Series A Preferred Shares with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, will not be deemed to be substantially prejudicial to the holders of the Series A Preferred Shares under the above provisions.

Liquidation Preference

The Series A Preferred Shares rank senior to our common shares with respect to distribution of our assets upon our liquidation, dissolution or winding up. Upon our liquidation, dissolution or winding up, the holders of the Series A Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders, $25,000 per share, plus any accrued and unpaid dividends for the then-current quarterly dividend period, before any payment or distribution out of our assets may be made to or set apart for the holders of our common shares or other junior equity. If, upon our liquidation, dissolution or winding up, our assets, or proceeds thereof, distributable among the holders of the Series A Preferred Shares or any stock ranking equally with the Series A Preferred Shares is insufficient to pay in full the preferential amounts to which such stock would be entitled, then such assets, or the proceeds thereof, will be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. Neither a consolidation nor merger of us, nor a sale, lease, exchange or transfer of all or substantially all of our assets, will be deemed to be a liquidation, dissolution or winding up under the above provisions.

Redemption

We may not redeem the Series A Preferred Shares prior to March 15, 2012, except in certain limited circumstances following a change of control event. Following a change of control event, we will have the option to redeem the Series A Preferred Shares, in whole but not in part, within 90 days after the first date on which the change of control event has occurred, for cash at $25,000 per share, plus any accrued and unpaid dividends to the redemption date for the then-current quarterly dividend period. On or after March 15, 2012, we may, at our option, redeem the Series A Preferred Shares, in whole or, from time to time, in part, upon not less than 30 nor more than 60 days’ notice, at a redemption price per share equal to the liquidation preference, plus any accrued and unpaid dividends to the redemption date for the then-current quarterly dividend period; provided, however, that any redemption that would reduce the aggregate liquidation preference of the Series A Preferred Shares outstanding to less than $25 million in the aggregate would be restricted to a redemption in whole only. If we choose to redeem less than all the Series A Preferred Shares, we will either determine the Series A Preferred Shares to be redeemed by lot or pro rata in such manner as our board of directors deems equitable. There is no sinking fund for the redemption or purchase of the Series A Preferred Shares. Holders of the Series A Preferred Shares have no right to require the redemption of the Series A Preferred Shares.

Maturity; Conversion; Preemptive Rights

The Series A Preferred Shares do not have a maturity date, and we are not required to redeem, or set aside funds to redeem, the Series A Preferred Shares. Accordingly, the Series A Preferred Shares will remain outstanding indefinitely unless we decide to redeem them. The Series A Preferred Shares are not convertible into, or exchangeable for, shares of any other securities or property. The Series A Preferred Shares have no preemptive rights.

Depositary Shares

Our outstanding Series A Preferred Shares are represented by depositary shares, with each depositary share representing 1/1,000th of a Series A Preferred Share. The depositary shares are evidenced by depositary receipts, and the underlying Series A Preferred Shares have been deposited pursuant to a deposit agreement among us, Computershare Trust Company, N.A., as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the depositary shares are entitled to all the rights and preferences of the Series A Preferred Shares in proportion to the applicable fraction of a preferred share represented by such depositary share.

The depositary will distribute all cash dividends and other cash distributions paid with respect to the Series A Preferred Shares to the holders of record of the depositary receipts in proportion to the number of depositary shares held by each holder.

Because each depositary share represents ownership of 1/1,000th of a Series A Preferred Share, and each Series A Preferred Share is entitled to a vote per share based on its liquidation preference under the limited circumstances described above, holders of depositary receipts will be entitled to 1/1,000th of such vote per depositary share under such limited circumstances.

If we redeem the Series A Preferred Shares, in whole or in part, the corresponding depositary shares will also be redeemed. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per Series A Preferred Share. If less than all the depositary shares are redeemed, we will select either by lot or pro rata those depositary shares to be redeemed.

Underlying Series A Preferred Shares may be withdrawn, in whole but not in part, from the depositary arrangement upon surrender of depositary receipts at the principal office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Except as described in the deposit agreement, holders of withdrawn Series A Preferred Shares will not be entitled to redeposit such shares or to receive depositary shares.

The outstanding depositary shares are listed on NYSE under the symbol “MHOPrA.” There is no separate public trading market for the Series A Preferred Shares except as represented by the depositary shares. The depositary shares are maintained in book-entry form registered in the name of the nominee of DTC.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares and Series A Preferred Shares is Computershare Trust Company, N.A. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Anti-Takeover Effects of Articles, Regulations and the Ohio General Corporation Law

Certain provisions in our Articles and Regulations and the Ohio General Corporation Law could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could also adversely affect the market price of our securities.

Classified Board of Directors. Our board of directors is divided into three classes, with regular three-year staggered terms. This classification system increases the difficulty of replacing a majority of our directors and may tend to discourage a third-party from making a tender offer or otherwise attempting to gain control of us. It also may maintain the incumbency of our board of directors. In addition, our Regulations provide that the number of directors in each class and the total number of directors may only be changed by the affirmative vote of a majority of the directors or the holders of record of at least 75% of our voting power. Under the Ohio General Corporation Law, shareholders may not remove any directors on a classified board of directors, except for cause.

Limited Shareholder Action by Written Consent. Section 1701.54 of the Ohio General Corporation Law requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that, pursuant to Section 1701.11, a corporation’s code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the corporation’s articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. Our Regulations provide that they may be amended or repealed without a meeting by the written consent of a majority of our voting power; provided, however, that the affirmative vote of two-thirds of our voting power is required (whether at a meeting or without a meeting by an action by written consent) to amend or repeal certain provisions of our Regulations, as discussed below under “—Supermajority Voting Provisions.” This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Supermajority Voting Provisions. The affirmative vote of two-thirds of our voting power is required to amend or repeal our Regulations, or to adopt a new code of regulations, with respect to any of the following:

•	the requirements for calling special meetings of shareholders;

•	the requirements for giving notice of annual or special meetings of shareholders;

•	the provisions regarding our number of directors and our staggered board of directors;

•	the provisions for filling vacancies or newly created directorships on our board of directors;

•	the procedures for nominating directors;

•	the provisions regarding conflicts of interest;

•	the requirement that directors can only be removed for cause;

•	the indemnification provisions;

•	our non-statutory Control Share Acquisition Act provisions; and

•	amendments to these supermajority provisions.

In addition, the affirmative vote of 75% of our voting power is required to amend or repeal the provisions in our Regulations regarding changes in the number of directors. On all other proposed amendments to our Regulations, the required vote is a majority of our voting power.

Under the Ohio General Corporation Law, in the case of most mergers, sales of all or substantially all the assets of a corporation and most amendments to a corporation’s articles of incorporation, the affirmative vote of two-thirds of the voting power of the corporation is required unless the corporation’s articles of incorporation provide for a lower amount not less than a majority. Our Articles do not change the default voting requirement provided by the Ohio General Corporation Law.

Shareholder Nominations. Our Regulations provide that shareholders seeking to nominate candidates for election as directors at an annual or special meeting of shareholders must provide timely notice to us in writing. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting (or, if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, or in the case of a special meeting, within seven days after we mail the notice of the meeting or otherwise give notice of the meeting). Our Regulations also prescribe the proper written form for a shareholder’s notice. These provisions may preclude some shareholders from making nominations for directors at an annual or special meeting of shareholders.

Control Share Acquisition Act. Section 1701.831 of the Ohio General Corporation Law, known as the Control Share Acquisition Act, provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more (but less than one-third) of such voting power;

•	one-third or more (but less than a majority) of such voting power; and

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have opted out of the application of the Control Share Acquisition Act. However, we have adopted a substantially similar provision in our Regulations with one significant exception. Under our Regulations, no shareholder meeting or vote is required if our board of directors has approved the proposed acquisition of voting power. In addition, our Regulations provide our board of directors with more flexibility than provided by the Control Share Acquisition Act in setting a date for the special meeting of shareholders to consider the proposed control share acquisition.

NOL Protective Amendment. In March 2009, we amended our Regulations to impose certain restrictions on the transfer of our common shares to preserve the tax treatment of our net operating losses and built-in losses (the “NOL Protective Amendment”). The transfer restrictions imposed by the NOL Protective Amendment generally restrict (unless otherwise approved by our board of directors) any direct or indirect transfer of our common shares if the effect would be to: (i) increase the direct or indirect ownership of our common shares by any person or group of persons from less than 5% to 5% or more of our common shares; or (ii) increase the percentage of our common shares owned directly or indirectly by a person or group of persons owning or deemed to own 5% or more of our common shares. The NOL Protective Amendment is intended to reduce the likelihood of an “ownership change” for purposes of Section 382 of the Code that could limit our ability to utilize our net operating loss carryforwards and recognize certain built-in losses and thereby adversely affect us. Although the basis for the NOL Protective Amendment is to preserve the tax treatment of our net operating losses and built-in losses, the NOL Protective Amendment could be deemed to have an “anti-takeover” effect because, among other things, it restricts the ability of a person or group of persons to accumulate 5% or more of our common shares, and restricts the ability of a person or group of persons now owning 5% or more of our common shares from acquiring additional common shares, without the approval of our board of directors.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares representing our preferred shares sets forth certain general terms that may apply to the depositary shares that we may offer under this prospectus. The specific terms of the depositary shares and the related deposit agreement and depositary receipts will be described in the applicable prospectus supplement relating to those depositary shares. We will file forms of the applicable deposit agreement and the depositary receipts as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of the depositary shares and the related deposit agreement and depositary receipts as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

General

We may, at our option, elect to offer fractional preferred shares, rather than full preferred shares. If we exercise this option, we will issue depository receipts for depository shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. We will deposit with a depositary (the “preferred stock depositary”) preferred shares of each series represented by depositary shares and enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred shares, to all the rights and preferences of the series of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights). The depository shares will be evidenced by depository receipts issued pursuant to the deposit agreement. Depository receipts will be issued to those persons purchasing the fractional preferred shares in accordance with the terms of the deposit agreement as described in the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares underlying the depositary shares to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. The relevant record date for depositary shares will be the same date as the record date for the preferred shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders. If the preferred stock depositary determines that it is not feasible to make such distribution, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary receipts.

If we offer to the holders of a series of preferred shares represented by the depositary shares any rights, preferences or privileges to subscribe for or purchase any securities, or any other rights, preferences or privileges, the preferred stock depositary will make such rights, preferences or privileges available to the record holders of depositary shares either by the issue of warrants representing such rights, preferences or privileges or by such other method as approved by the preferred stock depositary and us. If the preferred stock depositary determines that such action is not lawful or feasible or if it is instructed by a holder that such holder does not want to exercise such rights, preferences or privileges, it may (with our approval in any case when the preferred stock depositary has determined that it is not feasible to make such rights, preferences or privileges available) sell such rights, preferences or privileges and distribute the net proceeds from such sale to the holders of depositary shares entitled to such proceeds.

Withdrawal

Preferred shares represented by depositary shares may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the principal office of the preferred stock depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement. Subject to the terms of the deposit agreement, the holder of depositary receipts will receive the appropriate number of preferred shares and any money or property represented by such depositary shares. Only whole preferred shares may be withdrawn; if a holder holds an amount of depositary shares in excess of whole preferred shares, the preferred stock depositary will deliver along with the withdrawn preferred shares a new depositary receipt evidencing the excess number of depositary shares. Except as described in the deposit agreement, holders of withdrawn preferred shares will not be entitled to redeposit such preferred shares or to receive depositary shares for such preferred shares.

Redemption

If we redeem preferred shares held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing the preferred shares so redeemed (provided that we have paid the applicable redemption price for the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption). The redemption price per depositary share will be equal to the corresponding proportion of the redemption price payable with respect to the preferred shares. If fewer than all the outstanding depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional depositary shares) or as otherwise determined by us.

Voting

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred shares represented by the depositary shares in accordance with the holder’s instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to vote such shares. The preferred stock depositary will abstain from voting the amount of preferred shares represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares.

Liquidation Preference

If we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of depositary receipts will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as set forth in the applicable prospectus supplement.

Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the series of preferred shares represented by the depositary shares, or upon any recapitalization, reorganization, merger or consolidation affecting us or to which we are a party, the preferred stock depositary may in its discretion, with our approval (not to be unreasonably withheld) and instructions, and in such manner as the preferred stock depositary may deem equitable, treat any securities which are received by the preferred stock depositary in exchange for or upon conversion or in respect of such preferred shares as new deposited securities received in exchange for or upon conversion or in respect of such preferred shares and may make such adjustments in the fraction of an interest represented by one depositary share in one such preferred share as may be necessary to fully reflect the effects of such change.

With our approval, the preferred stock depositary may execute and deliver additional depositary receipts, or may call for the surrender of all outstanding depositary receipts to be exchanged for new depositary receipts specifically describing such new deposited securities.

Amendment and Termination

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless the holders of at least two-thirds of the depositary shares evidenced by the depositary receipts then outstanding approve the amendment. No amendment will impair the right, subject to the exceptions set forth in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented by the depositary receipt, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the receipt, to consent and agree to the amendment and to be bound by the deposit agreement as amended.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred shares affected by the termination consents to the termination. Upon termination, the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole and/or fractional preferred shares represented by the depositary shares evidenced by the depositary receipts together with any other property held by the preferred stock depositary with respect to the depositary receipt.

In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

•	each related preferred share has been converted into our common shares or other securities which are not represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and charges of the preferred stock depositary in connection with the initial deposit of the preferred shares, the initial issuance of the depositary shares, any redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. All other transfer and other taxes and governmental charges will be at the expense of the holders of depository receipts. Holders of depositary receipts will also pay the charges and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the deposit agreement. If those charges, expenses and taxes have not been paid, the preferred stock depositary may refuse to transfer depositary shares or withdraw any preferred shares, withhold dividends and distributions and sell the preferred shares or other property represented by the depositary shares evidenced by the depositary receipts.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the preferred stock depositary. Any such resignation or removal will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal, and any preferred stock depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications that the preferred stock depositary receives from us relating to the preferred shares. In addition, the preferred stock depositary will make such reports and communications available for inspection by holders of depositary receipts at the principal office of the preferred stock depositary, and at such other places as it may from time to time deem advisable.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed, by law or any circumstances beyond our control, in performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence (only in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented by depositary shares unless satisfactory indemnity is furnished. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents reasonably believed to be genuine and signed or presented by a proper party.

DESCRIPTION OF WARRANTS

The following description of the warrants sets forth certain general terms that may apply to the warrants that we may offer under this prospectus. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) will be described in the applicable prospectus supplement relating to those warrants. We will file the form of the applicable warrant agreement (including the form of the warrant certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any series of warrants and the related warrant agreement (including the form of the warrant certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue warrants to purchase debt securities, common shares, preferred shares, depositary shares or units of two or more of those securities. We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent.

We will describe in the applicable prospectus supplement the terms of the warrants being offered and the applicable warrant agreement (including the form of the warrant certificate), including the following:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the designation, number or amount and other terms of the securities issuable upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities with which the warrants will be issued, and the number of warrants that will be issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the securities purchasable upon exercise of the warrants may be purchased, and any provision for changes to or adjustments in such price;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the minimum and maximum number of warrants which may be exercised at any time;

•	a discussion of material federal income tax considerations applicable to the exercise of the warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Each warrant will entitle its holder to purchase the securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

Holders may exercise warrants as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of the principal of, or premium, if any, and interest on, the debt securities purchasable upon exercise, or to enforce covenants in the applicable indenture; or

•

in the case of warrants for the purchase of common shares, preferred shares or depositary shares, the right to vote or to receive any payments of dividends on the common shares, preferred shares or depositary shares purchasable upon exercise.

DESCRIPTION OF RIGHTS

The following description of the rights sets forth certain general terms that may apply to the rights that we may offer under this prospectus. The specific terms of any rights and the related rights agreement (including the form of rights certificate) will be described in the applicable prospectus supplement relating to those rights. We will file the form of the applicable rights agreement (including the form of rights certificate) as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any rights and the related rights agreement (including the form of rights certificate) as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue rights to purchase debt securities, common shares, preferred shares or depositary shares that we may offer to our securityholders. The rights may be issued independently or together with any other securities we offer, and may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons may be required to purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates representing the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include the specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights offering;

•	the price, if any, for the rights;

•	the aggregate number of rights to be issued and the designation, number or amount and other terms of the securities purchasable upon exercise of the rights;

•	the exercise price payable for the securities purchasable upon exercise of the rights, and any provisions for changes to or adjustments in the exercise price;

•	the date on which the holder’s ability to exercise the rights will commence and the date on which the rights will expire;

•	the extent to which the rights will be transferable;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase agreement entered into by us in connection with the rights offering;

•	a discussion of material federal income tax considerations applicable to the exercise of the rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle its holder to purchase the securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as set forth in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of stock purchase contracts and stock purchase units sets forth certain general terms that may apply to the stock purchase contracts and/or stock purchase units that we may offer under this prospectus. The specific terms of any stock purchase contracts or stock purchase units and any related security, collateral or depository arrangements will be described in the applicable prospectus supplement relating to the stock purchase contracts or stock purchase units. We will file forms of the relevant documents as exhibits to the registration statement of which this prospectus is a part or as exhibits to one or more reports that we file with the SEC that are incorporated by reference therein. The specific terms of any stock purchase contracts or stock purchase units as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus.

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates. The price per common share, preferred share or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and our debt securities, common shares, preferred shares or depositary shares, any other securities described in the applicable prospectus supplement or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities, guarantees of debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities. The applicable prospectus supplement for any units will describe:

•

the terms of the units and of the debt securities, guarantees of debt securities, common shares, preferred shares, depositary shares, warrants, rights, stock purchase contracts or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the terms of any unit agreement governing the units;

•	a discussion of material federal income tax considerations applicable to the units; and

•	the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	through a dividend, distribution, rights offering, forward contracts or similar arrangements;

•	through a combination of any of these methods of sale; or

•	through any other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold, in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we offer securities under this prospectus, the applicable prospectus supplement will describe the specific plan of distribution and the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts, concessions, commissions, agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with the underwriters at the time of sale, and we will name the underwriters in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. The underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. Such agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any compensation we may pay the agents in connection with that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such direct sales will be described in the applicable prospectus supplement.

We may make direct sales of the securities through subscription rights distributed to our existing securityholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or we may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The terms of any such sales or arrangements will be described in the applicable prospectus supplement.

We may authorize underwriters, dealers and agents to solicit from certain types of institutional investors offers to purchase securities under delayed delivery contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

We may authorize one or more “remarketing firms” to sell securities pursuant to a remarketing arrangement upon the purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us, and will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities, or otherwise. The applicable prospectus supplement will identify any remarketing firm and describe the terms of its compensation and agreements, if any, with us. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act with respect to the securities they remarket.

Unless the applicable prospectus supplement states otherwise, the securities offered under this prospectus (other than our common shares) will be a new issue of securities with no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriters that we use in the sale of offered securities may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying securities in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Any underwriters, dealers or agents participating in the distribution of the offered securities may be deemed to be underwriters under the Securities Act, and any compensation and profits received by such persons upon sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of M/I Homes, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered hereunder. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for more information about our securities and us.

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the SEC. The address of the SEC’s website is www.sec.gov. Our common shares and Series A Preferred Shares are listed on NYSE, and similar information concerning us can also be inspected and copied at the offices of NYSE at 20 Broad Street, New York, NY 10005.

Our website address is www.mihomes.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that we have filed with the SEC are incorporated by reference in, and considered a part of, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011;

•	our Current Reports on Form 8-K filed with the SEC on January 4, 2011, February 10, 2011, April 1, 2011, April 20, 2011 and May 9, 2011; and

•

the description of our common shares, $.01 par value per share, contained in our Registration Statement on Form S-3 (File No. 333-152751) filed with the SEC on August 4, 2008, or contained in any subsequent amendment or report filed for the purpose of updating such description.

We are also incorporating by reference in this prospectus all documents (other than current reports furnished under Item 2.02 or 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of any offering of securities under this prospectus and all applicable prospectus supplements, including all such filings made after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement.

We will provide to each person to whom this prospectus is delivered, upon written or oral request and without charge, any of the above documents that are incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in such documents). Requests should be directed to:

M/I Homes, Inc.

3 Easton Oval, Suite 500

Columbus, Ohio 43219

Attn: General Counsel

(614) 418-8000

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in the applicable prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

2,140,000 shares

M/I Homes, Inc.

Common Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

                    , 2013

Joint book-running managers

J.P. Morgan	Citigroup	Wells Fargo Securities

Lead manager

Zelman Partners LLC

Co-managers

The Huntington Investment Company	PNC Capital Markets LLC	Piper Jaffray